Exhibit 3.1

VISTAONE, L.P.

SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

DATED AS OF AUGUST 11, 2025

THE LIMITED PARTNERSHIP INTERESTS (THE “UNITS”) OF VISTAONE, L.P. (THE “PARTNERSHIP”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THE SECURITIES LAWS OF ANY STATE OR ANY OTHER APPLICABLE SECURITIES LAWS, OTHER THAN UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED (THE “1934 ACT”), IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. SUCH UNITS MUST BE ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT, ANY APPLICABLE STATE SECURITIES LAWS, AND ANY OTHER APPLICABLE SECURITIES LAWS; AND (II) THE TERMS AND CONDITIONS OF THIS SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT. THE UNITS MAY NOT BE TRANSFERRED OF RECORD EXCEPT IN COMPLIANCE WITH SUCH LAWS AND THIS SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT. THEREFORE, PURCHASERS OF SUCH UNITS WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

ii

SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

OF

VISTAONE, L.P.

This SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT (this “Agreement”) of VISTAONE, L.P., a Delaware limited partnership (the “Partnership”), is made as of this eleventh day of August, 2025, by and among VistaOne GP, L.P., a Delaware limited partnership, as general partner (the “General Partner”), and the parties listed in the books and records as limited partners of the Partnership, as limited partners.

WHEREAS, the Partnership was formed under the name VistaOne, L.P. pursuant to a Certificate of Limited Partnership, dated as of September 30, 2024, which was filed for recordation in the office of the Secretary of State of the State of Delaware on September 30, 2024 and a Limited Partnership Agreement, dated as of September 30, 2024 (the “Original Agreement”), between the General Partner and the Initial Limited Partner; and

WHEREAS, the Partnership entered into an Amended and Restated Limited Partnership Agreement of the Partnership, dated as of April 1, 2025 (the “Amended and Restated Agreement”), to permit the withdrawal of the Initial Limited Partner and the admission of the parties referred to above as limited partners of the Partnership and further to make the modifications as set forth therein; and

WHEREAS, the parties hereto desire to enter into this Agreement to make the modifications hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual promises and agreements herein made and intending to be legally bound hereby, the parties hereto agree to amend and restate the Amended and Restated Agreement in its entirety to read as follows:

ARTICLE I

DEFINITIONS

As used herein, the following terms shall have the following meanings:

1934 Act: The U.S. Securities and Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time.

1940 Act: The U.S. Investment Company Act of 1940 and the rules and regulations promulgated thereunder, as amended from time to time.

75% in Interest: At any time, the Limited Partners holding 75% of the total aggregate outstanding Units in the Partnership.

Act: The Delaware Revised Uniform Limited Partnership Act, 6 Del. Code § 17-101 et seq., as amended from time to time or any successor statute.

Adjusted Capital Account Balance: With respect to any Partner, the balance in such Partner’s Capital Account adjusted (i) by taking into account the adjustments, allocations and distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6); and (ii) by adding to such balance such Partner’s share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain, determined pursuant to Treasury Regulations Sections 1.704-2(g) and 1.704-2(i)(5) and any amounts such Partner is obligated to restore pursuant to any provision of this Agreement. The foregoing definition of Adjusted Capital Account Balance is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

Advisers Act: U.S. Investment Advisers Act of 1940 and the rules and regulations promulgated thereunder, as amended from time to time.

Affiliate: With respect to a Person, any other Person that either directly or indirectly controls, is controlled by or is under common control with the first Person. For the avoidance of doubt, it is understood that (i) Portfolio Companies and other entities through or with respect to which investments are held by the Partnership and/or any other Vista-sponsored funds shall not be considered Affiliates of Vista, the General Partner, the Ultimate General Partner, the Manager or the Partnership for purposes hereof and (ii) advisors to Vista with respect to particular industries or market segments shall not be considered Affiliates of Vista, the General Partner, the Ultimate General Partner, the Manager or the Partnership for the purposes hereof.

Agreement: This Amended and Restated Limited Partnership Agreement as may be amended, modified or supplemented from time to time.

Agreed Value: The fair market value of a Partner’s non-cash Subscriptions as agreed to by such Partner and the General Partner.

Aggregate Net Leverage: (i) The aggregate amount of recourse indebtedness for borrowed money (e.g., bank debt) of the Partnership minus (ii) cash and cash equivalents of the Partnership minus, without duplication, (iii) cash used in connection with funding a deposit in advance of the closing of an Investment and working capital advances. For purposes of determining Aggregate Net Leverage, the General Partner shall use the principal amount of borrowings, and not the valuations of the Partnership’s borrowings, and may, in its sole discretion, determine which securities and other instruments are deemed to be cash equivalents.

Amended and Restated Agreement: As defined in the recitals hereto.

Anchor Units: As defined in Section 2.4.

Assignee: As defined in Section 8.2(a).

Assumed Income Tax Rate: The highest effective marginal statutory combined U.S. federal, state and local income tax (including, without limitation, any tax imposed under Section 1401 and 1411 of the Code) rate for a Fiscal Year prescribed for an individual residing in New York City, New York (taking into account (a) the limitations on the deductibility of expenses and other items for U.S. federal income tax purposes and (b) the character (e.g., long-term or short-term capital gain or ordinary income or qualified dividend income) of the applicable income).

Board of Directors: As defined in Section 5.3(a).

Broken Deal Expenses: As defined in Section 6.3(a)(vii).

Business Day: A day which is not a Saturday, Sunday or a day on which banks in New York, New York are authorized or required by law to close.

Capital Account: As defined in Section 10.1(a).

Carrying Value: With respect to any Partnership asset, the asset’s adjusted basis for U.S. federal income tax purposes, except that the Carrying Values of all Partnership assets may be adjusted to equal their respective Fair Market Values, as determined by the General Partner, in accordance with the rules set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(f), except as otherwise provided herein, immediately prior to: (a) the date of the acquisition of any additional Units by any new or existing Partner in exchange for more than a de minimis Subscription; (b) the date of the distribution of more than a de minimis amount of Partnership property (other than a pro rata distribution) to a Partner; or (c) such other dates as may be specified in such Treasury Regulations; provided, that adjustments pursuant to clauses (a), (b) or (c) above shall be made only if the General Partner determines in its sole discretion that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners. The Carrying Value of any Partnership asset distributed to any Partner shall be adjusted immediately prior to such distribution to equal its Fair Market Value. In the case of any asset that has a Carrying Value that differs from its adjusted tax basis, Carrying Value shall be adjusted by the amount of depreciation calculated for purposes of the definition of “Profits and Losses” rather than the amount of depreciation determined for U.S. federal income tax purposes.

Cause: Cause as determined by the General Partner in its sole discretion, which may include but is not limited to, conducts or circumstances that would be detrimental to the operations or reputation of the Partnership, the General Partner or Vista or may impair the Independent Directors’ ability to perform their duties in a satisfactory manner.

Cause Event: A finding by any court or governmental body of competent jurisdiction in a final, non-appealable judgment not stayed or vacated within 30 days that the General Partner or the Manager has committed (A) a felony or a material violation of applicable securities laws that has a material adverse effect on the business of the Partnership or the ability of the General Partner or the Manager to perform their respective duties under the terms of this Agreement or the Investment Management Agreement, as the case may be or (B) fraud or willful misconduct by the General Partner or the Manager in connection with the performance of their respective duties under the terms of this Agreement or the Investment Management Agreement, as the case may be, that has a material adverse effect on the business of the Partnership. The General Partner will provide the Limited Partners with prompt notice of a Cause Event.

CFIUS: The Committee on Foreign Investment in the United States.

Class A-B Unit: A Unit entitling the holder thereof to the rights of a holder of a Class A-B Unit as provided in this Agreement and the Investment Management Agreement.

Class A-D Unit: A Unit entitling the holder thereof to the rights of a holder of a Class A-D Unit as provided in this Agreement and the Investment Management Agreement.

Class A-I Unit: A Unit entitling the holder thereof to the rights of a holder of a Class A-I Unit as provided in this Agreement and the Investment Management Agreement.

Class A-S Unit: A Unit entitling the holder thereof to the rights of a holder of a Class A-S Unit as provided in this Agreement and the Investment Management Agreement.

Class B Unit: A Unit entitling the holder thereof to the rights of a holder of a Class B Unit as provided in this Agreement and the Investment Management Agreement.

Class D Unit: A Unit entitling the holder thereof to the rights of a holder of a Class D Unit as provided in this Agreement and the Investment Management Agreement.

Class E Unit: A Unit entitling the holder thereof to the rights of a holder of a Class E Unit as provided in this Agreement and the Investment Management Agreement.

Class I Unit: A Unit entitling the holder thereof to the rights of a holder of a Class I Unit as provided in this Agreement and the Investment Management Agreement.

Class R Unit: A Unit entitling the holder thereof to the rights of a holder of a Class R Unit as provided in this Agreement and the Investment Management Agreement.

Class S Unit: A Unit entitling the holder thereof to the rights of a holder of a Class S Unit as provided in this Agreement and the Investment Management Agreement.

Class V Unit: A Unit entitling the holder thereof to the rights of a holder of a Class V Unit as provided in this Agreement and the Investment Management Agreement.

Code: The U.S. Internal Revenue Code of 1986, as the same may be amended from time to time or any successor statute.

Companion Fund: Any public or private limited partnership, limited liability company or other pooled investment vehicle or contractual or other arrangement over which a Vista Person has discretionary control and which has, the same or similar investment objective, in whole or in part, with the Partnership (e.g., based on the size, structure, industry, stage of life or similar defining features of certain investments or any other factor set forth in the allocation policy of Vista Equity Partners Management, LLC and/or the Manager, which may be amended from time to time).

Covered Transaction: Any “covered transaction” as that term is defined in the DPA.

Director: As defined in Section 5.3(a).

DPA: Section 721 of the U.S. Defense Production Act of 1950, as amended, including all implementing regulations thereof.

DRIP: As defined in Section 3.5.

ERISA: The U.S. Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

ESG: As defined in Section 4.5(b).

Excess Profits: As defined in Section 3.3(i).

Fair Market Value: The value of the Investments, determined in accordance with the valuation policies of the Partnership, as updated from time to time.

FATCA: Sections 1471 through 1474 of the Code, any current or future regulations promulgated thereunder or official interpretations thereof or any forms, instructions or other guidance issued pursuant thereto, any agreements entered into pursuant to Section 1471(b) of the Code, any intergovernmental agreements entered into in connection with such Sections of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any such intergovernmental agreements or similar regimes or any legislation or regime which implements, or implements rules similar to, any intergovernmental agreement entered into for the automatic exchange of tax information or the Organization for Economic Co-operation and Development’s Common Reporting Standard.

Feeder Fund: An investment vehicle formed for the sole purpose of aggregating unaffiliated investors and investing (directly or indirectly) in the Partnership or otherwise designated as such in writing by the General Partner in connection with its admission to the Partnership.

Feeder Fund Investor: A limited partner or similar investor in any Feeder Fund.

FINRA: The U.S. Financial Industry Regulatory Authority, and its successors.

Fiscal Quarter: The calendar quarter or, in the case of the first fiscal quarter and in the event of the last fiscal quarter, the fraction thereof commencing on the Initial Offering or ending on the date on which the winding-up of the Partnership is completed, as the case may be.

Fiscal Year: As defined in Section 2.8.

FOIA: The Freedom of Information Act, 5 U.S.C. § 552, any state public records access laws, any state or other jurisdiction’s laws similar in intent or effect to the Freedom of Information Act or any other similar statutory or regulatory requirement that might result in the public disclosure of confidential information.

Foreign Person: A “foreign person” as that term is defined in the DPA.

Foreign Person Limited Partner: A Limited Partner that is a Foreign Person. A Limited Partner shall be deemed to be a Foreign Person Limited Partner for purposes of this Agreement upon any reasonable determination by the General Partner that such Limited Partner is a Foreign Person under the DPA.

Fund Expenses: As defined in Section 6.3(a).

General Partner: VistaOne GP, L.P., a Delaware limited partnership, and any general partner substituted therefor in accordance with this Agreement.

General Partner Expenses: As defined in Section 6.1.

General Partnership Interest: The Partnership interest held by the General Partner that grants the General Partner the rights afforded to the General Partner under this Agreement (including, without limitation, the right to receive the Performance Participation Allocation). Units held by the General Partner as a Limited Partner are not part of the General Partnership Interest.

GP Event of Withdrawal: The complete withdrawal or assignment of all of the General Partnership Interest (other than in connection with a permitted assignment and substitution under Section 8.1), or the bankruptcy or dissolution and commencement of winding up of the General Partner. For purposes hereof, bankruptcy of the General Partner shall be deemed to have occurred when (a) it commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) it is adjudged a bankrupt or insolvent, or has entered against it a final and non-appealable order for relief under any bankruptcy, insolvency or similar law of competent jurisdiction now or hereafter in effect, (c) it executes and delivers a general assignment for the benefit of its creditors, (d) it files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any involuntary proceeding of the nature described in clause (a) above, (e) it seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for it or for all or substantially all of its properties, or (f)(l) any involuntary proceeding of the nature described in clause (a) above has not been dismissed one hundred and twenty (120) days after a commencement thereof, (2) the appointment without its consent or acquiescence of a trustee, receiver or liquidator appointed pursuant to clause (e) above has not been vacated or stayed within ninety (90) days of such appointment, or (3) such appointment is not vacated within ninety (90) days after the expiration of any such stay.

Hurdle Amount: For any period during a Reference Period, a Hurdle Amount means that amount that results in a 5% annualized internal rate of return on the net asset value of the Investor Units of the Partnership outstanding at the beginning of the then-current Reference Period and all Investor Units issued since the beginning of the then-current Reference Period, calculated in accordance with recognized industry practices and taking into account: (i) the timing and amount of all distributions accrued or paid (without duplication) on all such Investor Units minus all operational expenses of the Partnership (whether reflected in the NAV or otherwise without double counting) and (ii) all issuances of Investor Units over the period. The ending net asset value of the Investor Units used in calculating the internal rate of return will be calculated before giving effect to any allocation or accrual to the Performance Participation

Allocation and any applicable Servicing Fee expenses and without taking into account any accrued and unpaid taxes of any Intermediate Entity or Lower Fund (or the receipts of such Intermediate Entity or Lower Fund) through which the Partnership indirectly invests in an Investment or taxes paid by any such Intermediate Entity or Lower Fund since the end of the prior Reference Period. For the avoidance of doubt, the calculation of the Hurdle Amount for any period will exclude any Investor Units repurchased during such period, which Investor Units will be subject to the Performance Participation Allocation upon such repurchase as described in Section 3.3.

Indemnified Losses: As defined in Section 4.3(a).

Indemnified Party: As defined in Section 4.2(a).

Independent Director: As defined in Section 5.3(a).

Initial Limited Partner: Lauren Dillard.

Initial Offering: The date on which the Partnership first accepts third-party investors and begins investment operations.

Intermediate Entities: As defined in Section 2.11(c).

Investment Management Agreement: The Investment Management Agreement, dated as of April 1, 2025, between the Partnership and the Manager, in the form attached hereto as Appendix A, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

Investments: Any investment made by the Partnership, including, without limitation, direct private equity investments, investments in other funds or vehicles acquired in primary or secondary transactions, and investments in debt or other securities or assets.

Investor Units: Any Units that are not Vista Units.

Leverage Limit: As defined in Section 4.1(b)(ii).

Leverage Ratio: On any date of incurrence of any indebtedness, the quotient obtained by dividing (i) Aggregate Net Leverage by (ii) the aggregate month-end values of the Partnership’s Investments, plus the value of any other assets (such as cash on hand), as determined in accordance with the Partnership’s valuation policy.

Limited Partners: The parties listed as limited partners in the Partnership’s books and records or any Person who has been admitted to the Partnership as a substituted or additional Limited Partner in accordance with this Agreement.

Loss Carryforward Amount: The Loss Carryforward Amount shall initially equal zero and shall cumulatively increase by the absolute value of any negative annual Total Return and decrease by any positive annual Total Return, provided, that the Loss Carryforward Amount shall at no time be less than zero and provided further, that the calculation of the Loss Carryforward Amount will exclude the Total Return related to any Investor Units repurchased during such year, which Investor Units will be subject to the Performance Participation Allocation upon such repurchase as described in Section 3.3. The effect of the Loss Carryforward Amount is that the recoupment of past annual Total Return losses will offset the positive annual Total Return for purposes of the calculation of the Performance Participation Allocation. This is referred to as a “High Water Mark.”

Lower Funds: As defined in Section 2.11(c).

Management Fee: The management fee payable to the Manager in accordance with the Investment Management Agreement.

Manager: VEPF Management, L.P., a Delaware limited partnership, or any other Person who becomes a successor to the Manager in accordance with the terms of the Investment Management Agreement.

Memorandum: The Confidential Private Placement Memorandum of the Partnership and the TE Feeder as amended, restated and/or supplemented from time to time.

NAV: The net asset value of Units, determined as of the last business day of each month as determined in accordance with the valuation policies of the Partnership, as updated from time to time.

Non-Public Information: Information regarding the Partnership, any other Limited Partner, any Person in which the Partnership holds, or contemplates acquiring, any Investment, the General Partner or the Manager or their Affiliates, which information is received by a Limited Partner pursuant to this Agreement or otherwise furnished to a Limited Partner by the General Partner or the Manager or their Affiliates or agents, but does not include information that (i) was publicly known at the time such Limited Partner receives such information pursuant to this Agreement or (ii) subsequently becomes available to such Limited Partner on a non-confidential basis from a source other than the General Partner; provided, that to the best knowledge of such Limited Partner after due inquiry, such source was not prohibited from disclosing such information to such Limited Partner by a legal, contractual or fiduciary obligation owed to the Partnership, the General Partner, the Manager, or any of their respective Affiliates.

Nonrecourse Deductions: As defined in Treasury Regulations Section 1.704-2(b). The amount of Partner Nonrecourse Deductions for a Fiscal Year equals the net increase, if any, in the amount of Partnership Minimum Gain during that Fiscal Year, determined according to the provisions of Treasury Regulations Section 1.704-2(c).

Notice Date: As defined in Section 11.3(c)(i).

Notice Period: As defined in Section 8.2(a).

Original Agreement: As defined in the recitals hereto.

Other Plan Laws: The provisions of any U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions contained in Title I of ERISA and/or Section 4975 of the Code.

Parallel Funds: As defined in Section 2.10(a).

Partner Nonrecourse Debt Minimum Gain: An amount with respect to each partner nonrecourse debt (as defined in Treasury Regulations Section 1.704-2(b)(4)) equal to the Partnership Minimum Gain that would result if such partner nonrecourse debt were treated as a nonrecourse liability (as defined in Treasury Regulations Section 1.752-1(a)(2)) determined in accordance with Treasury Regulations Section 1.704-2(i)(3).

Partner Nonrecourse Deductions: As defined in Treasury Regulations Section 1.704-2(i)(2).

Partners: The General Partner and the Limited Partners.

Partnership: VistaOne, L.P., the Delaware limited partnership governed hereby, as such limited partnership may from time to time be constituted.

Partnership Minimum Gain: As defined in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

Performance Participation Allocation: As defined in Section 3.3.

Person: Any individual, partnership, corporation, limited liability company, unincorporated organization or association, trust (including the trustees thereof, in their capacity as such) or other entity.

Plan: Any (i) “employee benefit plan” within the meaning of Section 3(3) of ERISA (whether or not subject to ERISA), (ii) “plan” within the meaning of Section 4975(e)(1) of the Code (whether or not subject to Section 4975 of the Code), (iii) insurance company general account whose assets are considered to include the assets of any employee benefit plan or plan which is subject to Title I of ERISA and/or Section 4975 of the Code, (iv) plan, fund or other similar program that is established or maintained outside the United States which provides for retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment and (v) entity the assets of which constitute, or are deemed to constitute the assets of, any of the foregoing described in clause (i), (ii), (iii) or (iv), pursuant to ERISA or otherwise.

Portfolio Companies: Any Person in which Investments are made by the Partnership.

Pre-Closing Investment: As defined in Section 4.1(d).

Primary Commitments: Capital commitments to commingled, blind pool investment funds managed by Vista Affiliates or third-party managers.

Profits and Losses: For each Fiscal Year or other period, the taxable income or loss of the Partnership, or particular items thereof, determined in accordance with the accounting method used by the Partnership for U.S. federal income tax purposes with the following adjustments: (a) all items of income, gain, loss or deduction allocated pursuant to Section 10.3 shall not be taken into account in computing such taxable income or loss; (b) any income of the Partnership that is exempt from U.S. federal income taxation and not otherwise taken into account in computing Profits and Losses shall be added to such taxable income or loss; (c) if the Carrying Value of any asset differs from its adjusted tax basis for U.S. federal income tax purposes, any depreciation, amortization, gain or loss resulting from a disposition of such asset shall be calculated with reference to such Carrying Value; (d) upon an adjustment to the Carrying Value of any asset (other than an adjustment in respect of depreciation), pursuant to the definition of Carrying Value, the amount of the adjustment shall be included as gain or loss in computing such taxable income or loss; (e) if the Carrying Value of any asset differs from its adjusted tax basis for U.S. federal income tax purposes, the amount of depreciation, amortization or cost recovery deductions with respect to such asset shall for purposes of determining Profits and Losses be an amount which bears the same ratio to such Carrying Value as the U.S. federal income tax depreciation, amortization or other cost recovery deductions bears to such adjusted tax basis (provided, that if the U.S. federal income tax depreciation, amortization or other cost recovery deduction is zero, the General Partner may use any reasonable method for purposes of determining depreciation, amortization or other cost recovery deductions in calculating Profits and Losses); and (f) except for items in (a) above, any expenditures of the Partnership not deductible in computing taxable income or loss, not properly capitalizable and not otherwise taken into account in computing Profits and Losses pursuant to this definition shall be treated as deductible items.

Recipient: As defined in Section 3.3.

Reference Period: The year ending December 31.

Repurchase Program: As defined in Section 3.3.

Sanctioned Persons Event: Occurs when a Person is or becomes a Sanctions Subject and continues until such Person ceases to be a Sanctions Subject, or a license is obtained under applicable law to continue dealing with such Person and/or such Person’s interests in the Partnership.

Sanctions Subject: Any Person (i) named on any list of sanctioned entities or individuals maintained by a relevant regulatory and/or government entity, including the U.S. government (including the U.S. Treasury Department’s Officer of Foreign Assets Control (“OFAC”) or the U.S. Department of State) or pursuant to European Union (“EU”), Luxembourg, Cayman Islands and/or United Kingdom (“UK”) regulations, (ii) operationally based or domiciled in a country or territory in relation to which comprehensive or territory-wide sanctions imposed by the U.S. (including OFAC or the U.S. Department of State), United Nations, Luxembourg, Cayman Islands, the EU and/or the UK apply or (iii) otherwise subject to economic or financial sanctions imposed by the U.S., United Nations, Luxembourg, Cayman Islands, the EU and/or the UK.

Securities Act: The U.S. Securities Act of 1933, as amended.

Servicing Fee: The applicable servicing fee payable by the Partnership, including any amount that is allocated to a Partner’s representative at the financial intermediary through which such Partner was placed in the Partnership, compensating such representative for reporting, administrative and other services provided to a Partner by such representative, as described in the Memorandum.

Similar Law: Any U.S. or non-U.S. federal, state, local or other law, regulation or established policy that could cause the underlying assets of the Partnership to be treated as assets of the Limited Partner by virtue of its Units and thereby subject the Partnership and the General Partner (or other Persons responsible for the operation of the Partnership and/or investment of the Partnership’s assets) to laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions contained in Title I of ERISA or Section 4975 of the Code.

Subscription: As to any Partner, the amount set forth as such in such Partner’s accepted Subscription Agreement and/or reflected in the books and records of the Partnership.

Subscription Agreements: Each of the several Subscription Agreements between the Partnership and the Limited Partners.

Tax Advances: As defined in Section 10.6.

TE Feeder: VistaOne (TE), L.P., a Delaware limited partnership that is formed by the General Partner or its Affiliates to serve as a vehicle which will invest all or substantially all of its investable assets in the Partnership.

Total Return: For any period since the end of the prior Reference Period, the Total Return shall equal the sum of: (i) all distributions accrued or paid (without duplication) on the Investor Units of the Partnership outstanding at the end of such period since the beginning of the then-current Reference Period plus (ii) the change in aggregate net asset value of Investor Units of the Partnership since the beginning of such year, before giving effect to (x) changes resulting solely from the proceeds of issuances of Investor Units, (y) any allocation or accrual to the Performance Participation Allocation and (z) applicable Servicing Fee expenses (including any payments made to the Partnership for payment of such expenses); provided, that the aggregate net asset value of Investor Units shall be calculated without taking into account any accrued and unpaid taxes imposed on any Intermediate Entity or Lower Fund (or the receipts of such Intermediate Entity or Lower Fund) through which the Partnership indirectly invests in an Investment or taxes paid by any such Intermediate Entity or Lower Fund since the end of the prior Reference Period minus (iii) all Fund Expenses of VistaOne (to the extent not already reflected in clause (ii)) but excluding applicable expenses for Servicing Fee. For the avoidance of doubt, the calculation of Total Return will (i) include any appreciation or depreciation in the net asset value of Investor Units issued during the then-current Reference Period but (ii) exclude the proceeds from the initial issuance of such Investor Units.

Treasury Regulations: The United States federal income tax regulations promulgated under the Code, as such Treasury Regulations may be amended from time to time. All references herein to specific sections of the Treasury Regulations shall be deemed also to refer to any corresponding provisions of succeeding Treasury Regulations.

Ultimate General Partner: VistaOne GP Management, LLC, a Delaware limited liability company, in its capacity as general partner of the General Partner, and any successor general partner of the General Partner in such capacity.

Unit: A fractional, undivided interest in the Partnership, including Class A-B Units, Class A-D Units, Class A-S Units, Class A-I Units, Class B Units, Class D Units, Class E Units, Class I Units, Class R Units, Class S Units, Class V Units and other Units that may be issued in the sole discretion of the General Partner. Units may be Investor Units or Vista Units.

Unit Allocation: As defined in Section 3.3.

United States or U.S.: The United States of America, its territories and possessions, any State of the United States and the District of Columbia.

Vista Consulting Group: Vista Consulting Group, LLC.

Value Creation Team Professional: Any Vista Person who provides consulting, advising or similar services to any Portfolio Company in its ordinary course of business.

Vista: Vista Equity Partners Management, LLC, a Delaware limited liability company and any predecessors or successors thereto, and any Affiliate thereof.

Vista Capital Markets: An Affiliate of Vista Equity Partners Management, LLC or the General Partner, together with any successor or affiliate thereof acting in a similar capacity, in such Person’s capacity as a registered broker-dealer with the U.S. Securities and Exchange Commission and a member of FINRA.

Vista Entities: Investment funds and other vehicles or accounts managed or advised by Vista from time to time (other than Parallel Funds, Feeder Funds and alternative vehicles of the Partnership), and any successors thereto, in each case, including Companion Funds, managed accounts (and other similar arrangements) and vehicles and special purpose acquisition companies.

Vista Persons: The General Partner, the General Partner of any Parallel Fund, the Ultimate General Partner, the Manager and each of their respective partners, managers, members, shareholders, officers and employees in their respective capacities as such.

Vista Units: Class E Units, Class V Units and any other Class of Units designated by the General Partner as “Vista Units.”

VistaOne: The Partnership, together with any Feeder Funds, Parallel Funds, Intermediate Entities and Lower Funds, collectively.

VistaOne Lux: VistaOne (Lux) Feeder, SICAV SA, a Luxembourg alternative investment fund, together with its feeder funds, sub-funds, parallel funds and other related entities.

ARTICLE II

GENERAL PROVISIONS

SECTION 2.1. Formation. The parties hereby continue the Partnership as a limited partnership pursuant to the provisions of the Act. The rights and liabilities of the Partners shall be as provided in said Act, except as herein otherwise expressly provided.

SECTION 2.2. Name. The name of the Partnership shall be “VistaOne, L.P.” The General Partner is authorized to make any variations in the Partnership’s name which the General Partner may deem necessary or advisable, subject to any requirements of applicable law. In the case of a change of name of the Partnership pursuant to this section, specific references herein to the name of the Partnership shall be deemed to have been amended to the name as so changed.

SECTION 2.3. Organizational Certificates and Other Filings. If requested by the General Partner, the Limited Partners shall promptly execute all certificates and other documents consistent with the terms of this Agreement necessary for the General Partner to accomplish all filing, recording, publishing and other acts that may be required to comply with all requirements for (a) the formation and operation of a limited partnership under the laws of the State of Delaware and (b) the operation of the Partnership as a limited partnership, or partnership in which the Limited Partners have limited liability, in all jurisdictions where the Partnership conducts or proposes to conduct business.

SECTION 2.4. Classes of Units. The General Partner is hereby authorized to cause the Partnership to issue Units designated as Class A-B Units, Class A-D Units, Class A-I Units, Class A-S Units (collectively, with the Class A-B Units, Class A-D Units and Class A-I Units, the “Anchor Units”), Class B Units, Class D Units, Class I Units, Class R Units, Class S Units, Class E Units, Class V Units and any other additional classes of Units with such terms, rights and obligations as determined in the sole discretion of the General Partner.

SECTION 2.5. Purpose. The principal purpose of the Partnership is to seek to invest in privately negotiated equity investments and other Investments in accordance with the investment objectives and policies of the Partnership as in effect from time to time and to engage in any other lawful activity as the General Partner may from time to time determine. Subject to the provisions of this Agreement, the General Partner may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Partnership as it shall deem appropriate in its sole discretion. Investments may be effected on a global basis, using a wide variety of investment types and transaction structures, and may have long or short anticipated holding periods.

SECTION 2.6. Principal Place of Business; Other Places of Business. The principal place of business of the Partnership shall be located at 4 Embarcadero Center, 20th Floor, San Francisco, CA 94111, and/or such other place or places within or outside the State of Delaware as the General Partner may from time to time designate. The General Partner may change the location of the Partnership’s principal place of business and may establish such additional offices of the Partnership as it may from time to time determine upon notice to the Limited Partners.

SECTION 2.7. Registered Office and Registered Agent. The Partnership shall maintain a registered office at 1209 Orange Street in the City of Wilmington, County of New Castle, 19801, or at such other office as may from time to time be determined by the General Partner. The name and address of the Partnership’s registered agent for service of process in the State of Delaware as of the date of this Agreement is The Corporation Trust Company, 1209 Orange Street in the City of Wilmington, County of New Castle, 19801. The General Partner may change the registered office or registered agent of the Partnership in the State of Delaware at any time and shall provide notice of any such change to the Limited Partners.

SECTION 2.8. Fiscal Year. The fiscal year of the Partnership (the “Fiscal Year”) ends on December 31st of each calendar year or any other date deemed advisable by the General Partner and permitted under the Code. The Partnership has the same Fiscal Year for United States federal and state income tax purposes and for financial and partnership accounting purposes unless otherwise required by applicable law. The General Partner shall have the authority to change the ending date of the Fiscal Year if the General Partner, in its sole discretion, shall determine such change to be necessary or appropriate.

SECTION 2.9. [Reserved.]

SECTION 2.10. Parallel Funds.

(a) The General Partner or an Affiliate thereof may create one or more parallel investment funds or other entities, including any feeder vehicles into such entities or related intermediate entities (collectively, “Parallel Funds”) to accommodate legal, tax, accounting, regulatory, compliance or certain other operational requirements which will generally co-invest (either directly or indirectly) in Investments with the Partnership on a pro rata basis (based upon available capital and any other factor determined by the General Partner) and on substantially the same terms as the Partnership (including by means of investing through a shared aggregator), unless the General Partner determines in good faith that a different allocation or terms are reasonably necessary for legal, tax, accounting, regulatory, compliance or certain other operational requirements. The Partnership and the Parallel Funds will generally also dispose of each such Investment at the same time and on substantially the same terms, pro rata based on the capital invested by each in such investment (including by having a shared aggregator disposing of such investment), unless the General Partner determines in good faith that a different allocation or terms are reasonably necessary for legal, tax, accounting, regulatory, compliance or certain other operational requirements. Investors should note that, as a result of the legal, tax, accounting, regulatory, compliance, structuring or other considerations mentioned above, the terms of such Parallel Funds may substantially differ from the terms of the Partnership. In particular, such differences may cause Parallel Funds to subscribe at a different net asset value per unit in the shared aggregator, as applicable. For the avoidance of doubt, neither VistaOne Lux, any Companion Fund, nor any co-investment vehicles, if any, or other entities relating to additional capital in a single investment in a portfolio company shall be considered Parallel Funds.

(b) The General Partner may, in its sole discretion, permit or require an existing Limited Partner to withdraw from the Partnership to facilitate such Limited Partner’s participation in any Parallel Fund (or vice versa) and, in connection therewith, may transfer or distribute to a Parallel Fund such Limited Partner’s proportionate share of one or more of the Investments of the Partnership (or vice versa) (including an interest in a shared aggregator), and to take any other necessary action to consummate the foregoing.

SECTION 2.11. Feeder Funds, Intermediate Entities and Lower Funds.

(a) The General Partner and/or its Affiliates may, in their sole discretion, establish one or more Feeder Funds, in addition to the TE Feeder, to accommodate certain investors and to facilitate their indirect participation in the Partnership with respect to all or a portion of their investment therein. Any such Feeder Fund may elect to be treated as a corporation for U.S. federal income tax purposes or to invest indirectly through an entity treated as a corporation for U.S. federal income tax purposes. Investors in a Feeder Fund generally will have indirect interests in the Partnership on economic terms no more favorable than those of the other Limited Partners that invest in the Partnership.

(b) The General Partner may make any adjustments to the units of a Feeder Fund reasonably necessary to accomplish the overall objectives of this Section 2.11 on the condition that such adjustments shall not materially adversely affect the Units of any other Limited Partner. Nothing in this Section 2.11 should be construed as making any interest holder in a Feeder Fund a Limited Partner for any purpose.

(c) The General Partner and/or its Affiliates may, in their sole discretion, cause the Partnership to hold certain investments through one or more vehicles used to aggregate the holdings of the Partnership (any such vehicles, including any successor vehicles thereto, the “Lower Funds”), through which it expects to hold certain of its Investments, directly or indirectly through one or more intermediate entities (including corporations, limited liability companies or limited partnerships) used to acquire, hold or dispose of any investment asset or otherwise facilitate the Partnership’s investment activities (each, an “Intermediate Entity”), as determined by the General Partner.

ARTICLE III

SUBSCRIPTIONS; DISTRIBUTIONS

SECTION 3.1. Subscriptions.

(a) Partners will make Subscriptions to the Partnership in exchange for Units as more fully described in the Memorandum. Each Partner, by executing a Subscription Agreement, shall be deemed to have acknowledged and consented to the risks and other considerations relating to an investment in the Partnership, including the risks and conflicts described in the Memorandum. Each Partner’s Unit holdings will be set forth opposite their names on the Partnership’s books and records. The General Partner or any transfer agent or similar agent may keep the Partnership’s books and records current through separate revisions that reflect periodic changes to each Limited Partner’s Units (including as a result of Subscriptions or repurchases) without preparing an amendment to this Agreement. The Partners shall have no right or obligation to make any additional Subscriptions or loans to the Partnership.

(b) The General Partner is hereby authorized to cause the Partnership to issue such additional Units for any Partnership purpose at any time or from time to time to the Partners (including the General Partner) or to other Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partners. Any additional Units issued thereby may be issued in one or more classes (including the classes specified in this Agreement or any other classes), or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Units, all as shall be determined by the General Partner in its sole and absolute discretion and without the approval of any Limited Partner, subject to Delaware law.

(c) Each new Partner shall be admitted as a Partner upon the General Partner’s acceptance of an executed Subscription Agreement or other agreement pursuant to which such Partner becomes bound by the terms of this Agreement.

(d) Subscriptions may be accepted or rejected in whole or in part by the General Partner on behalf of the Partnership in its sole discretion.

(e) Admission of a new Limited Partner shall not cause dissolution of the Partnership.

(f) Unless otherwise agreed to by the General Partner, Subscriptions to the Partnership must be made in U.S. dollars by wire transfer of immediately available funds on or prior to the date Units are to be issued. The General Partner may accept, on behalf of the Partnership, a Subscription to the Partnership in the form of a non-cash contribution on terms and conditions that the General Partner deems appropriate in good faith. The Agreed Value of any non-cash Subscriptions by a Partner as of the date of contribution are set forth on the Partnership’s books and records. No Units shall be deemed issued by the Partnership to a Partner until they are paid for in the form and amount agreed to by the General Partner. When issued pursuant to and in accordance with this Agreement, Units shall be fully paid and non-assessable, to the fullest extent permitted by law.

SECTION 3.2. Distributions – General Principles.

(a) Except as otherwise expressly provided in this Article III or in Article IX, no Partner shall have the right to withdraw capital from the Partnership or to receive any distribution or return of its Subscription. Distributions, if any, as and when declared by the General Partner in its sole discretion, shall be made only to Persons who, according to the books and records of the Partnership, were the holders of record of Units on the date determined by the General Partner as of which the Partners are entitled to any such distributions. Notwithstanding anything to the contrary contained in this Agreement, the Partnership, and the General Partner on behalf of the Partnership, shall not be required to make a distribution to any Partner on account of its interest in the Partnership if such distribution would violate the Act or other applicable law.

Unless otherwise determined by the General Partner, all distributions shall be made to the Partners in amounts proportionate to the aggregate NAV of the Units held by the respective Partners on the applicable record date set by the General Partner, except that the amount distributed per Unit of any class may differ from the amount per Unit of another class on account of differences in class-specific expense allocations or for other reasons as determined by the General Partner.

(b) Except as otherwise expressly provided herein, distributions and redemptions made pursuant to this Agreement shall be made in cash. All cash contributions and distributions pursuant to this Agreement shall be made in U.S. dollars (net of applicable currency conversion costs). The “functional currency” of the Partnership shall be the U.S. dollar with respect to all allocations and distributions hereunder.

SECTION 3.3. Performance Participation Allocation.

The General Partner or an Affiliate thereof (the “Recipient”) shall be entitled to an allocation (the “Performance Participation Allocation”) from VistaOne (directly or indirectly through an Intermediate Entity or Lower Fund) upon the end of each year (which shall accrue on a monthly basis) in an amount equal to:

(i) First, if the Total Return for the applicable period exceeds the sum of (i) the Hurdle Amount for that period and (ii) the Loss Carryforward Amount (any such excess, “Excess Profits”), 100% of such Excess Profits until the total amount allocated to the General Partner equals 15% of the sum of (x) the Hurdle Amount for that period and (y) any amount allocated to the Recipient pursuant to this clause; and

(ii) Second, to the extent there are remaining Excess Profits, 15% of such remaining Excess Profits.

Any amount by which Total Return falls below the Hurdle Amount and that does not constitute Loss Carryforward Amount will not be carried forward to subsequent periods.

The General Partner will also be allocated a Performance Participation Allocation with respect to all Investor Units that are redeemed in connection with repurchases of Investor Units in an amount calculated as described above with the relevant period being the portion of the Reference Period (as defined below) for which such Investor Unit was outstanding, and proceeds for any such Investor Unit repurchase will be reduced by the amount of any such Performance Participation Allocation.

The General Partner may elect to receive the Performance Participation Allocation in cash, Units of the Partnership or units or interests (as applicable) of any Lower Funds (“Unit Allocation”). Such Units may be repurchased at the General Partner’s request and will not be subject to the Partnership’s Unit repurchase program as described in the Memorandum (as amended from time to time, the “Repurchase Program”). Each of the Partnership, Feeder Funds and Parallel Funds will be obligated to pay (without duplication) its proportional share of the Performance Participation Allocation based on its proportional interest in the Intermediate Entities and Lower Funds.

The measurement of the change in net asset value per Investor Unit for the purpose of calculating the Total Return is subject to adjustment by the General Partner to account for any dividend, split, recapitalization or any other similar change in the Partnership’s capital structure or any distributions that the General Partner deems to be a return of capital if such changes are not already reflected in the Partnership’s net assets.

The General Partner will not be obligated to return any portion of the Performance Participation Allocation paid due to the subsequent performance of the Partnership.

SECTION 3.4. Tax Distributions. The General Partner may receive a cash advance against distributions of the Performance Participation Allocation to the General Partner to the extent that annual distributions of the Performance Participation Allocation actually received by the General Partner are not sufficient for the General Partner or any of its beneficial owners (whether such interests are held directly or indirectly) to pay when due any income tax (including estimated income tax) imposed on it or them by reason of the allocation to the General Partner of taxable income pursuant to Section 10.4 in respect of the Performance Participation Allocation (including, for the avoidance of doubt, allocations to the General Partner of taxable income with respect to Units issued pursuant to paragraph 3.3) or such distributions of the Performance Participation Allocation, calculated using the Assumed Income Tax Rate. Amounts of the Performance Participation Allocation otherwise to be distributed to the General Partner pursuant to Section 3.3 (including distributions in kind) shall be reduced on a dollar-for-dollar basis by the amount of any prior advances made to the General Partner pursuant to this Section 3.4 until all such advances are restored to the Partnership in full.

SECTION 3.5. Reinvestment. The Partnership may permit any distributions to be reinvested into Units, including pursuant to the distribution reinvestment plan (the “DRIP”) or any other reinvestment plan, on terms that the General Partner determines in its sole discretion. The Partnership shall be deemed to have distributed cash to any holder of Units in an amount equal to the amount of any distributions by the Partnership that such holder has elected to be reinvested in Units. The number of Units issued to any such holder in respect of such reinvested distributions shall equal the amount of such reinvested distributions divided by the most recent Net Asset Value per Unit at the time of such distribution.

ARTICLE IV

THE GENERAL PARTNER

SECTION 4.1. Powers of the General Partner. The management, operation and policy of the Partnership shall be vested exclusively in the General Partner, which shall have the power by itself and shall be authorized and empowered on behalf and in the name of the Partnership to carry out any and all of the objects and purposes of the Partnership and to perform all acts and enter into and perform all contracts and other undertakings that it may in its sole discretion deem necessary or advisable or incidental thereto, all in accordance with and subject to the other terms of this Agreement. The Partnership and the General Partner on behalf of the Partnership, may enter into and perform any Subscription Agreement and the Investment Management Agreement, and any documents contemplated therein or related thereto, without any further act, vote or approval of any Person, including any Partner, notwithstanding any other provision of this Agreement. The General Partner is hereby authorized to enter into the documents described in the preceding sentence on behalf of the Partnership, but such authorization shall not be deemed to be a restriction on the power of the General Partner to enter into other documents on behalf of the Partnership. Subject to the express limitations set forth in this Agreement, nothing herein shall restrict the ability of the Partnership to invest alongside or in any other Vista Entity and the General Partner is authorized on behalf of the Partnership to engage in any activity not expressly limited herein, including if the Partnership is investing alongside or in such other Vista Entities and such activity is permitted under (or otherwise approved in accordance with) the governing terms of such other Vista Entities. Notwithstanding the foregoing and the powers and duties included in Section 4.1(a) below, each Limited Partner acknowledges and agrees that the General Partner may rely on investment-related decisions relating to the Partnership’s Investments made by the general partner (or similar managing entity) of any other Vista Entity alongside or through which the Partnership invests.

(a) Without limiting the foregoing general powers and duties, the General Partner is hereby authorized and empowered on behalf and in the name of the Partnership, or on its own behalf and in its own name, or through agents, as may be appropriate, subject to the limitations contained elsewhere in this Agreement and the Investment Management Agreement, to:

(i) make Investments consistent with the purposes of the Partnership; provided that the General Partner shall not make Primary Commitments to other Vista Entities that provide for carried interest, management fees or incentive fees to be paid or borne by the Partnership unless (a) the aggregate Management Fee paid by the Partnership in any fiscal year shall be reduced by an amount equal to the sum of 100% of management fees charged by the other Vista Entities in respect of the Partnership’s direct or indirect investment in such Vista Entity and (b) the aggregate Performance Participation Allocation paid by the Partnership in any fiscal year shall be reduced by an amount equal to the sum of 100% of carried interest or incentive fees in respect of the Partnership’s direct or indirect investment in such Vista Entity.

(ii) make all decisions concerning the investigation, evaluation, selection, negotiation, structuring, commitment to, monitoring of and disposition of Investments;

(iii) direct the formulation of investment policies and strategies for the Partnership, and select and approve the making of Investments in accordance with this Agreement including in or alongside any other Vista Entity;

(iv) acquire, hold, sell, transfer, exchange, pledge and dispose of Investments, and exercise all rights, powers, privileges and other incidents of ownership or possession with respect to Investments, including, without limitation, the voting of Investments, the approval of a restructuring of an Investment in a Portfolio Company, the institution and settlement or compromise of suits and administrative proceedings and other similar matters;

(v) manage Investments generally, including, but not limited to, managing Investments made by the Partnership and the ultimate realization of those Investments and providing, or arranging for the provision of, management or managerial assistance to Portfolio Companies;

(vi) enter into hedging transactions, including interest rate and currency hedging transactions, in connection with the making, disposing or carrying of any Investment;

(vii) enter into derivative transactions, including credit default swaps that relate to the performance of underlying securities that are within the investment objectives of the Partnership, short sales (solely for interest rate and foreign currency hedging purposes), foreign exchange transactions and other derivative contracts or instruments;

(viii) incur all expenditures permitted by this Agreement, and, to the extent that funds of the Partnership are available, pay all expenses, debts and obligations of the Partnership;

(ix) admit an assignee of all or any portion of a Limited Partner’s Units to be an Assignee pursuant to and subject to the terms of Section 8.2;

(x) enter into the Investment Management Agreement with the Manager on behalf of the Partnership and delegate to the Manager certain authority and discretion to act on behalf of the Partnership in making, managing and disposing of the Investments of the Partnership; provided, that the General Partner shall remain ultimately responsible for the management of the Partnership;

(xi) open, maintain and close bank accounts and draw checks or other orders for the payment of money and open, maintain and close brokerage, money market fund and similar accounts;

(xii) hire, appoint, remove and replace for usual and customary payments and expenses, consultants, securities and/or futures brokers, depositaries, attorneys, accountants, administrators, advisors, placement agents and such other agents or other service providers for the Partnership as it may deem necessary or advisable in its sole discretion (including the Directors and/or officers), and authorize any such agent to act for and on behalf of the Partnership;

(xiii) enter into, execute, maintain, file, deliver and/or terminate contracts, undertakings, agreements and any and all other documents, instruments, certificates, reports or statements, or any amendment thereto in the name of the Partnership, and to do or perform all such things as may be necessary or advisable in furtherance of the Partnership’s powers, objects or purposes or to the conduct of the Partnership’s activities, including entering into acquisition agreements to make or dispose of Investments and agreements with respect to borrowings and guarantees by the Partnership which may include such representations, warranties, covenants, indemnities and guaranties as the General Partner deems necessary or advisable;

(xiv) rely on and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(xv) consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it and any act or omission suffered or taken by it on behalf of the Partnership or in furtherance of the interests of the Partnership in good faith in reasonable reliance upon and in accordance with the advice of such counsel, accountants, appraisers, management consultants, investment bankers or other consultants and advisers shall be full justification for any such act or omission, and the General Partner shall be fully protected in so acting or omitting to act;

(xvi) make, in its sole discretion, any and all elections for U.S. federal, state, local and non-United States tax matters, including any election to adjust the basis of Partnership property pursuant to Sections 734(b), 743(b) and 754 of the Code and any election under Section 6226 of the Code, as applicable, or comparable provisions of state, local or non-United States law;

(xvii) modify the organizational structure or entity type of the Partnership and/or the nature of the Units (including, in each case, by merger, consolidation, conversion or similar transaction), structure or restructure the Partnership’s investments and manage the Partnership’s status under the 1940 Act, including, without limitation, electing to rely on a different exclusion from the definition of “investment company” under the 1940 Act or registering the Partnership as an investment company;

(xviii) issue, sell, repurchase, redeem, retire, cancel, convert, exchange, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in, Units, including Units in fractional denominations, and, to apply to any such repurchase, redemption, retirement, cancellation, exchange, conversion or acquisition of Units any funds or property; and

(xix) appoint, remove and/or replace officers of the Partnership as the General Partner may deem necessary or advisable and authorize and delegate authority to any partner, director, officer, employee or other agent of the General Partner, the Manager or officer, agent or employee of the Partnership to act for and on behalf of the Partnership in all matters related to or incidental to the foregoing.

(b) Borrowings and Guarantees.

(i) The General Partner shall have the right, at its option, to cause the Partnership, directly or indirectly through one or more special purpose vehicles, to borrow money from any Person, including from its Affiliates, to make guarantees and provide other credit support to any Person, including on a joint, several, joint and several or cross-collateralized basis with any Feeder Fund, Parallel Fund, Intermediate Entity, Lower Fund, other Vista Entity or any Person in or alongside which the Partnership acquires, directly or indirectly, or proposes to acquire, an Investment (or to any subsidiary or acquisition vehicle thereof), or incur any other similar credit obligation (including credit support arrangements or other extensions of credit) for any proper purpose relating to the activities of the Partnership.

(ii) The Partnership will not incur indebtedness, directly or indirectly, that would cause the Leverage Ratio to be in excess of 30% (the “Leverage Limit”), provided, that no remedial action will be required if the Leverage Limit is exceeded for any reason other than the incurrence of an increase in indebtedness (including the exercise of rights attached to an Investment); provided further, that the Partnership may incur additional indebtedness for borrowed money that causes the Leverage Ratio to exceed 30% to the extent that the General Partner expects at the time of each such incurrence that the Leverage Ratio shall be reduced to less than or equal to 30% within 12 months from the date the Leverage Ratio initially exceeded 30%. Any indebtedness incurred by an Intermediate Entity, Lower Fund or Portfolio Company that is not recourse to the Partnership, guarantees of indebtedness, “bad boy” guarantees or other related liabilities that are not recourse indebtedness for borrowed money will be excluded from the calculation of the Leverage Limit. For the avoidance of doubt, for purposes of the foregoing, (i) the refinancing of any amount of existing indebtedness shall not be deemed to constitute the incurrence of new indebtedness so long as no additional amount of net indebtedness is incurred in connection therewith (excluding the amount of transaction expenses associated with such refinancing) and (ii) guarantees related to foreign exchange contracts, and/or any liabilities created by unrealized losses on currency hedging contracts shall each not be deemed to be in connection with indebtedness.

(iii) The General Partner shall have the right to pledge (or cause the Partnership to pledge) any and all of the assets of the Partnership, including Investments. In connection with the Partnership’s Investments alongside (or through) any other Vista Entity, the Partnership may incur indebtedness, other similar credit obligations or guarantee obligations together with such other Vista Entities on a joint, several, joint and several or cross-collateralized basis.

(c) Partnership Representative. The General Partner is authorized to appoint or act as a “partnership representative” within the meaning of Section 6223(a) of the Code (and to assume any comparable procedural duties provided under any federal, state, local or non-U.S. tax laws). All expenses incurred by the General Partner while acting in such capacity shall be paid or reimbursed by the Partnership. The determinations of the General Partner with respect to the treatment of any item or its allocation for all tax purposes shall be binding upon all of the Limited Partners so long as such determination shall not be inconsistent with any express term hereof; provided, that the Partnership’s accountants shall not have disagreed therewith.

(d) Pre-Closing Investments. The General Partner and/or its Affiliates may make one or more Investments prior to the Initial Offering (each, a “Pre-Closing Investment”) that the General Partner determines are appropriate for the Partnership, and in such circumstances the Partnership may acquire interests in such Pre-Closing Investments from the General Partner and/or its Affiliates in accordance with this Section 4.1(d). Notwithstanding anything to the contrary contained herein, it is understood and/or agreed that (i) each Limited Partner, by acquiring Units, shall be deemed to have acknowledged and consented to any actual or potential conflicts of interest relating to any such Pre-Closing Investments, (ii) each Limited

Partner, by executing its Subscription Agreement, shall be deemed to have acknowledged and/or consented to any arrangements and/or transactions relating to the transfer of such Pre-Closing Investments and such Limited Partner’s participation therein to the extent required by applicable law (including, without limitation, for purposes of Section 206(3) of the Advisers Act) and (iii) each Limited Partner, by acquiring Units, expressly acknowledges that the General Partner shall not be required to seek any additional consent from the Board of Directors or the Independent Directors in connection with any Pre-Closing Investments or any arrangements and/or transactions relating thereto as may otherwise be required under this Agreement.

SECTION 4.2. Limitation on Liability.

(a) Notwithstanding anything to the contrary in Section 4.2(b), to the fullest extent permitted by law, none of the Directors, officers of the Partnership, General Partner, Ultimate General Partner, Manager, the partnership representative described in Section 4.1(c), any of their respective Affiliates and the members, partners, officers, directors, employees, agents, stockholders and any Person who serves at the specific request of the General Partner, the Ultimate General Partner or the Manager on behalf of the Partnership as a member, partner, officer, director, employee or agent of the Partnership or any other entity (each, an “Indemnified Party”) shall be liable to any other Partner or the Partnership for (i) any mistake in judgment, (ii) any action taken or omitted to be taken by the Indemnified Party, which action or omission the Indemnified Party was expressly permitted or required to take or omit pursuant to this Agreement, or (iii) any loss due to the mistake, action, inaction, negligence, dishonesty, fraud or bad faith of any broker or other agent of the Partnership or such Indemnified Party, provided, that such broker or other agent are selected with reasonable care, in each case of clauses (i), (ii) and (iii) above, unless such action or inaction constituted bad faith, intentional and material breach of this Agreement or the Investment Management Agreement, fraud, willful misconduct or gross negligence of the relevant Indemnified Party.

(b) Notwithstanding anything to the contrary in Section 4.2(a), to the extent that, at law or in equity, the General Partner has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to another Partner, the General Partner acting under this Agreement shall not be liable to the Partnership or to any such other Partner for its good faith reliance on the provisions, or good faith interpretation or application, of this Agreement. Subject to Section 4.2(d), the provisions of this Agreement, to the extent that they expand or restrict the duties and liabilities of the General Partner otherwise existing at law or in equity, are agreed by the Partners to modify to the extent of such other duties and liabilities of the General Partner.

(c) Each Indemnified Party may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it and any act or omission suffered or taken by it on behalf of the Partnership or in furtherance of the interests of the Partnership in good faith in reasonable reliance upon and in accordance with the advice of such counsel, accountants, appraisers, management consultants, investment bankers or other consultants and advisers shall be full justification for any such act or omission, and the Indemnified Party shall be fully protected in so acting or omitting to act, provided, that such counsel, accountants, appraisers, management consultants, investment bankers or other consultants and advisers are selected with reasonable care.

(d) Nothing in this Section 4.2 will be construed so as to provide for the exculpation of any Indemnified Party for any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on persons acting in good faith), to the extent (but only to the extent) that such exculpation would be in violation of applicable law, but otherwise will be construed so as to effectuate these provisions to the full extent permitted by law.

(e) Without limiting the generality of the foregoing, and notwithstanding any provision of this Section 4.2 or Section 4.3 to the contrary, nothing in this Agreement shall, in the case of a Limited Partner, constitute a waiver of any non-waivable right and, in the case of the General Partner and its Affiliates, of any such Person’s non-waivable duties under applicable law.

SECTION 4.3. Indemnification.

(a) To the fullest extent permitted by law, the Partnership shall indemnify and hold harmless each Indemnified Party (and their respective heirs and legal and personal representatives) who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Partnership), from and against any and all claims, losses, liabilities, damages, and expenses of any kind for which such Person has not otherwise been reimbursed to which such Indemnified Party may become subject and arise out of or in connection with the business of the Partnership or any Portfolio Company or the performance by the Indemnified Party of any of its responsibilities hereunder or under the Investment Management Agreement (including, without limitation, all reasonable costs and expenses of attorneys, defense, appeal and settlement of any and all suits, actions or proceedings instituted or threatened against such Indemnified Party or the Partnership (including, without limitation, formal and informal inquiries, sweep examinations and any type of similar regulatory and/or governmental requests) actually and reasonably incurred by such Person in connection with such action, suit or proceeding) (collectively, “Indemnified Losses”); provided, that an Indemnified Party shall be entitled to indemnification for Indemnified Losses hereunder only to the extent that such Indemnified Losses are not attributable to such Indemnified Party’s intentional and material breach of this Agreement or the Investment Management Agreement, gross negligence, fraud, willful misconduct or bad faith. The satisfaction of any indemnification and any saving harmless pursuant to this Section 4.3(a) shall be from and limited to Partnership assets, no Limited Partner shall have any obligation to make payments to fund its share of any indemnification obligations under this Section 4.3(a) and no Partner shall have any personal liability on account thereof.

(b) Expenses reasonably incurred by an Indemnified Party in defense or settlement of any claim that may be subject to a right of indemnification hereunder shall be advanced by the Partnership prior to the final disposition thereof upon receipt of an undertaking in writing by or on behalf of the Indemnified Party to repay such amount to the extent that it shall be determined ultimately that such Indemnified Party is not entitled to be indemnified hereunder. Notwithstanding the foregoing, no advances shall be made by the Partnership under this Section 4.3(b), without the prior written approval of the General Partner (which may be given or withheld in its sole discretion with respect to any aspect thereof).

(c) The right of any Indemnified Party to the indemnification provided herein shall be cumulative of, and in addition to, any and all rights to which such Indemnified Party may otherwise be entitled by contract (including, without limitation, any contract with the Partnership) or as a matter of law or equity and shall extend to such Indemnified Party’s successors, assigns and legal representatives.

(d) Any Indemnified Party entitled to indemnification from the Partnership hereunder shall first seek recovery and diligently pursue such other source under any other indemnity (other than an indemnity from another Indemnified Party) or any insurance policies by which such Person is indemnified or covered (other than pursuant to the terms of the governing documents of the General Partner, the Manager and their Affiliates), as the case may be, but only to the extent that the indemnitor with respect to such indemnity or the insurer with respect to such insurance policy provides (or acknowledges its obligation to provide) such indemnity or coverage on a timely basis, as the case may be. If an Indemnified Party is a Person other than the General Partner, such Person shall obtain the written consent of the General Partner prior to entering into any compromise or settlement which would result in an obligation of the Partnership to indemnify such Person; and if liabilities arise out of the conduct of the affairs of the Partnership and any other Person for which the Person entitled to indemnification from the Partnership hereunder was then acting in a similar capacity, the amount of the indemnification provided by the Partnership shall be limited to the Partnership’s proportionate share thereof as determined in good faith by the General Partner in light of its fiduciary duties to the Partnership and the Limited Partners.

(e) Nothing in this Section 4.3 will be construed so as to provide for the indemnification of any Indemnified Party for any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on persons acting in good faith), to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but otherwise will be construed so as to effectuate these provisions to the full extent permitted by law.

(f) Notwithstanding anything to the contrary herein, and for the avoidance of doubt, the Partnership’s obligations under this Section 4.3 are not intended to render the Partnership as a primary indemnitor for purposes of the indemnification, advancement of expenses and related provisions under the corporation or other applicable law governing an entity in which the Partnership makes an Investment, it being agreed that an Indemnified Party shall first seek to be so indemnified and have such expenses advanced by such entity (or applicable insurance policies maintained by such entity). Inasmuch as the Partnership is intended to be secondarily liable in respect of losses, damages and expenses that are otherwise primarily indemnifiable by a particular entity in which the Partnership makes an Investment, it is intended among the Partners and the Indemnified Party that any advancement or payment by the Partnership to the Indemnified Party will result in the Partnership having a subrogation claim against the relevant entity in respect of such advancement or payments. The General Partner and the Partnership shall be specifically empowered to structure any such advancement or payment as a loan or other arrangement as the General Partner may determine necessary or advisable to give effect to or otherwise implement the foregoing.

SECTION 4.4. General Partner as Limited Partner. The General Partner may also be a Limited Partner, including but not limited to the extent that it purchases Units, elects to receive all or a portion of the Performance Participation Allocation in Units, or becomes a transferee of all or any part of the Units of a Limited Partner, and to such extent shall be treated as a Limited Partner in all respects, except as provided below. Any Units held by Vista or an Affiliate of the Manager or the General Partner may bear no or reduced Management Fees, Servicing Fees or the Performance Participation Allocation (in the manner each such Partner and the General Partner shall agree upon such Partner’s admission to the Partnership, including pursuant to a rebate of such amounts).

SECTION 4.5. Other Activities.

(a) Companion Funds and Separately Managed Accounts. The General Partner and/or its Affiliates shall be permitted to close on one or more Companion Funds or separately managed accounts and such Companion Funds or separately managed accounts may invest alongside or in lieu of the Partnership as provided in Section 4.5(c). In addition, each Limited Partner acknowledges and agrees that (i) nothing herein shall limit the ability of the General Partner to sponsor, raise, close and manage any such Companion Funds and/or other Vista Entities and (ii) by virtue of such Companion Funds and/or other Vista Entities, the General Partner and its Affiliates will be presented with investment opportunities that fall within the investment objective of the Partnership, other Vista Entities and the Companion Funds, and in such circumstances, the General Partner and its Affiliates shall allocate such opportunities among the Partnership, such other Vista Entities and/or the Companion Funds as described more fully in Section 4.5(c).

(b) Business with Certain Affiliates. The Limited Partners recognize and consent that the General Partner or Affiliates of the General Partner may receive various types of fees in connection with the investment activities of VistaOne and/or Portfolio Companies and from unconsummated transactions, including, without limitation, net break-up and topping fees, commitment fees, transaction fees, monitoring fees, directors’ fees, investment banking fees, construction, development and other property/asset management fees, mortgage servicing fees, consulting fees (including management consulting), syndication fees, capital markets syndication and advisory fees (including underwriting fees, and with respect to syndications or placements of debt and/or equity securities or instruments issued by portfolio companies or entities formed to invest therein), origination fees, servicing (including loan/mortgage/asset servicing) fees, healthcare consulting/brokerage fees, group purchasing fees and/or insurance (including title insurance), financial advisory fees, organization fees, financing fees, divestment fees and other similar fees, fees for environmental, social and corporate governance (“ESG”) services, data management and services fees or payments, leasing/administrative fees, similar fees for arranging acquisitions and other financial restructurings, other similar operational and financial matters (whether in cash or in-kind), other fees and annual retainers (whether in cash or in-kind) and any other fees as further described in the Memorandum as updated from time to time from or with respect to Persons in which the Partnership acquires or holds Investments and/or other Persons (including co-investors and/or joint venture partners), and neither the Partnership nor any Limited Partner shall have any interest therein by virtue of this Agreement or the partnership relationship created hereby. Notwithstanding this Section 4.5, the General Partner or any of its Affiliates may, but shall not be required to, make advances to the Partnership, which advances shall accrue interest comparable to those received by a third party in an arm’s length transaction and shall be repaid from any funds of the Partnership.

(c) Allocation of Investment Opportunities. The General Partner will determine in its sole discretion whether an investment opportunity is within the investment objectives of the Partnership. Each Limited Partner recognizes and consents that all or any portion of an investment opportunity that the General Partner determines in its sole discretion is not appropriate for the Partnership or is more appropriate for another Vista Entity may be pursued by the General Partner and its Affiliates outside of the Partnership. Each Limited Partner acknowledges that Vista currently invests third-party capital in a wide variety of investment opportunities on a global basis through its various investment funds (including other Vista Entities), some of which will have investment objectives that overlap with those of the Partnership. Vista Entities that have investment objectives or guidelines that overlap with those of the Partnership may receive priority with respect to any investment opportunity that falls within such common objectives or guidelines or such investment opportunity may be allocated in any manner deemed appropriate by Vista in its sole discretion.

(d) Except as provided in Sections 4.5(a)-(c) above, this Agreement shall not be construed in any manner to preclude the General Partner, the Manager or any of their respective direct or indirect partners, members or stockholders or their respective officers, directors, employees or Affiliates from engaging in any activity whatsoever to the maximum extent permitted by applicable law.

SECTION 4.6. Valuation.

The General Partner will be responsible for the valuation of Units which it will determine in accordance with the Partnership’s valuation policies, as updated from time to time.

ARTICLE V

THE LIMITED PARTNERS

SECTION 5.1. Management.

Except as expressly provided in this Agreement, no Limited Partner shall have the right or power to vote or participate in the management or affairs of the Partnership, nor shall any Limited Partner have the power to sign for or bind the Partnership. The exercise by any Limited Partner of any right conferred herein shall not be construed to constitute participation by such Limited Partner in the control of the business of the Partnership so as to make such Limited Partner liable as a general partner for the debts and obligations of the Partnership for purposes of the Act. To the fullest extent permitted by law, no Limited Partner owes any duty (fiduciary or otherwise) to the Partnership or any other Partner as a result of such Limited Partner’s status as a Limited Partner, other than to act in good faith (to the extent required by law); provided, that this in no way limits any express obligations of a Limited Partner provided for herein or in such Limited Partner’s Subscription Agreement.

SECTION 5.2. Liabilities of the Limited Partners.

Except as provided by the Act or other applicable law and subject to the obligations to indemnify the Partnership and the General Partner as provided in Section 4.3 and as otherwise expressly set forth herein, no Limited Partner shall have any personal liability whatsoever in its capacity as a Limited Partner, whether to the Partnership, to any of the Partners, or to the creditors of the Partnership, for the debts, liabilities, contracts, or other obligations of the Partnership or for any losses of the Partnership.

SECTION 5.3. Independent Directors; Board of Directors.

(a) The General Partner shall have the authority to appoint directors, including one or more directors that would be independent under the tests set out in Rule 303A.02 of the New York Stock Exchange Listed Company Manual or other policy as determined by General Partner (each of the independent directors, an “Independent Director,” and together with the other directors, the “Board of Directors,” each, individually, a “Director”). Each Director shall serve a term of three years, which is renewable by the General Partner in its sole discretion. One half of the Board of Directors will consist of Independent Directors; provided, that less than one half of the Board of Directors may be Independent Directors following the death, disability, resignation or removal of an Independent Director pending the appointment of such Independent Director’s successor or other corresponding adjustment to the Board of Directors. The Independent Directors shall be unaffiliated with the General Partner, the Manager, or any of their Affiliates. A majority of the Independent Directors or a committee comprised thereof are authorized to give or withhold the Partnership’s consent or approval as an “independent client representative” with respect to matters required by Section 205(a) and Section 206(3) of the Advisers Act and certain other situations involving conflicts of interest, including with regards to the assignment or other transfer of the General Partnership Interest pursuant to Section 8.1 and the transfer to the Partnership of any investments warehoused by the Manager or its Affiliates (in each case where presented to such Independent Directors in the General Partner’s sole discretion). Each Limited Partner agrees that, with respect to any consent sought from the Independent Directors under this provision, such consent of the Independent Directors shall be binding upon the Partnership, and the General Partner and its Affiliates, acting in accordance with or pursuant to such consent (or such procedures or standards approved by the Independent Directors), shall, absent actual fraud or willful misconduct, be fully protected and justified in acting in reliance upon and in accordance with such consent of the Independent Directors. Any matters for which the Board of Directors or Independent Directors have authority to act can be effected by majority approval of the Board of Directors or Independent Directors, as applicable. If there are only two Independent Directors, matters requiring consent or approval of a majority of the Independent Directors will require approval of both Independent Directors. Subject to the foregoing, the General Partner shall have the right to change or replace any Independent Director for Cause and any Director that is not an Independent Director with or without Cause.

(b) The Board of Directors (including the Independent Directors) shall owe a fiduciary duty to use their reasonable business judgment to act in the best interests of the Partnership with respect to matters of the Partnership that are within the Board of Directors’ authority.

ARTICLE VI

EXPENSES AND FEES

SECTION 6.1. General Partner Expenses. The Partnership shall not have any salaried personnel. The General Partner, the Manager and their Affiliates shall bear and be charged with the compensation of the General Partner’s and the Manager’s investment professionals for providing investment advisory services to the Partnership (collectively, the “General Partner Expenses”).

SECTION 6.2. Management Fee and Investment Management Agreement.

(a) The Partnership (directly or indirectly through an Intermediate Entity or Lower Fund) shall pay the Manager the Management Fee pursuant to the Investment Management Agreement.

(b) The Limited Partners recognize that the Manager and its Affiliates may receive certain fees as more fully set forth in the Investment Management Agreement, and agree that the Management Fee payable under the Investment Management Agreement will not be affected thereby, except as provided in the Investment Management Agreement.

SECTION 6.3. Fund Expenses.

(a) VistaOne shall bear and be charged with all costs and expenses of its operations other than General Partner Expenses (the “Fund Expenses”) (and shall promptly reimburse the General Partner, the Manager or their Affiliates, as the case may be, to the extent that any of such costs and expenses are paid by such entities), including, without limitation:

(i) all fees, costs, expenses, liabilities and obligations (collectively, “Costs”) relating or attributable to investigating, developing, negotiating, trading, settling, acquiring, holding (including expenses of portfolio tracking facilities), structuring (including the costs related to the organization or maintenance of any intermediary entity used to acquire, hold or dispose of an Investment or to otherwise facilitate the Partnership’s investment activities), organizing, financing, refinancing, restructuring, managing, operating, monitoring, taking public or private, valuing, winding up, liquidating, dissolving and disposing of the VistaOne’s Investments (including, without limitation, any legal, tax, accounting, administrative, accounting, advisory, sourcing, brokerage, custody, hedging and consulting and other similar costs and expenses in connection therewith, including travel and other similar costs and any costs and expenses in connection therewith, including travel and other related expenses and any expenses related to attending trade association and/or industry meetings, conferences or similar meetings (including with prospective portfolio companies or other similar companies), fees, costs and expenses of outside counsel and compensation and overhead of VistaOne employees or other VistaOne personnel, interest and fees on money borrowed by VistaOne, the Manager, the General Partner or the Ultimate General Partner on behalf of VistaOne, expenses or other obligations incurred in connection with credit facilities or guarantees made by VistaOne, registration costs and related expenses and commitment, real estate title, survey, brokerage, finders’, custodial and other fees, any costs or expenses relating to currency conversion in the case of Investments denominated in a currency other than U.S. dollars and any other costs and expenses associated with vehicles through which VistaOne directly or indirectly participates in Investments);

(ii) broker, dealer, underwriting (including both commissions and discounts), loan administration, private placement fees, sales commissions, investment banker, finder and similar services, including any costs payable to Vista Capital Markets;

(iii) legal, accounting, auditing, tax and other professional services and out-of-pocket costs, if any, associated with any third-party examination, audits, inquiry, investigation, settlement or review (including similar services) of VistaOne or an Affiliate that are attributable to the operation of VistaOne, asset and financial administration, custodian, depositary, insurance (including directors and officers, fidelity bond, management liability, data protection, cybersecurity, errors and omissions, liability, representation and warranty liability and crime coverage, and all deductibles, premiums and charges in connection with the maintenance thereof), litigation and indemnification costs, judgments and settlements, consulting (including consulting fees and other compensation paid to consultants performing investment initiatives and other similar consultants and, to the extent not otherwise paid by a Portfolio Company, fees paid to any Value Creation Team Professional or the Vista Consulting Group, or its members, employees or other persons engaged by the Vista Consulting Group for consulting services, including performing investment diligence or providing services related to ESG investment considerations and policies and other consultants), financing, valuation or appraisal (including, without limitation, the costs of any third-party valuation agents or pricing services), filing, printing, title, transfer, registration, research (including data and information service subscriptions, related systems and services from data providers and data management software), administration (including any anti-money laundering laws and regulations, any third-party administrator and administration, tracking or reporting software or services, if any (including ESG tracking tools, reports or assessments, maintaining the books and records of VistaOne and related internal costs that VistaOne may incur to produce any such books and records or external costs for a third-party administrator to maintain and oversee VistaOne’s books and records)), advisory, tax and other professional services, third-party diligence software and service providers, subject and industry-matter experts, technology-related expenses and information-technology system expenses (including the costs of developing, implementing and maintaining computer software and hardware and other technological systems and market data and research utilized in connection with VistaOne’s investment and operational activities (including internal expenses, charges and/or related costs incurred, charged or specifically allocated by VistaOne, the Manager or its Affiliates in connection with such provision of services thereby) for the benefit of VistaOne, the Limited Partners, or a Portfolio Company or potential Portfolio Company) and other costs (including those associated with the preparation or distribution of VistaOne’s financial statements, tax returns, tax estimates and Schedule K-1s (or equivalents) or any other administrative, regulatory or other VistaOne-related reporting or filing), including the Partnership’s, the General Partner’s and the Ultimate General Partner’s registered office fees and filings in the State of Delaware;

(iv) unreimbursed costs incurred in connection with any transfer or proposed transfer contemplated by Section 8.2 or any Limited Partner’s name change, internal restructuring or change in trust, registered agent or custodian;

(v) compliance with any financial account reporting regime, FATCA and any similar laws, rules and regulations, and any costs of any third-party service providers and professionals related to the foregoing;

(vi) any activities with respect to protecting the confidential or non-public nature of any information or data, including confidential information (including any Costs incurred in connection with the FOIA);

(vii) all Costs incurred by or on behalf of VistaOne, the General Partner, any other Vista Person relating to investment and disposition opportunities for VistaOne not consummated (including in developing, negotiating and structuring prospective or potential investments that are no ultimately made or a proposed disposition that is not actually consummated and including without limitation any legal, tax, accounting, auditing, travel, insurance, advisory, consulting, brokerage, finders’, financing, appraisal, filing, printing, real estate title, survey, reverse breakup, termination and other related costs, fees and expenses and any liquidated damages, and/or similar payments and commitment fees) (collectively, “Broken Deal Expenses”);

(viii) all out of pocket Costs incurred by the Partnership, the General Partner or any other Vista Person in connection with any third-party advisory committees, any independent representative of VistaOne, any annual or periodic meetings of the Limited Partners, and any other conference or meeting with any Limited Partner(s) (including set-up costs, speaker fees, honorarium and other related expenses);

(ix) any taxes, fees, costs of obtaining tax receipts or other governmental charges levied against VistaOne and all expenses incurred in connection with any tax audit, investigation, settlement or review of VistaOne, in each case, subject to Section 10.6;

(x) Costs charged or specifically attributed to VistaOne or its Portfolio Companies or allocated by the General Partner, the Manager or their respective Affiliates to provide in-house legal, administrative, accounting, finance, tax, capital markets, compliance, ESG or other similar services to VistaOne or its Portfolio Companies on matters related to potential or actual Investments and transactions, and costs incurred by VistaOne, the General Partner, the Manager or their respective Affiliates in connection with the provision of such in-house services, including, without limitation, compensation and other overhead allocable to such in-house services (based on such metric as the General Partner or its Affiliates determine in good faith (which metric may change over time));

(xi) expenses relating to ongoing administrative, governance and compliance services necessary for the operation of VistaOne and its Portfolio Companies (including, without limitation, (x) expenses relating to the preparation and filing of Form PF, Form

10, 1934 Act reports, reports and notices to be filed with the U.S. Commodity Futures Trading Commission, reports, filings, disclosures and notices prepared in connection with the laws and/or regulations of jurisdictions in which VistaOne and its Portfolio Companies engages in activities and any related regulations, or the laws and/or regulations of jurisdictions in which VistaOne engages in activities) and/or any other regulatory filings, notices or disclosures of the Manager and/or its affiliates relating to VistaOne and its activities, compensation of the Independent Directors and preparing materials and coordinating meetings of the Board of Directors, and (y) compensation, overhead (including rent, office equipment and utilities) and other expenses incurred, charged or specifically attributed or allocated by the General Partner, the Manager and/or their affiliates in performing administrative and/or accounting services for VistaOne or any Portfolio Company (including but not limited to legal and compliance, finance, accounting, operations, investor relations, tax, valuation and internal audit personnel and other non-investment professionals that provide services to VistaOne), based on such metric as the General Partner or its Affiliates determine in good faith (which metric may change over time);

(xii) Costs of third parties incurred in connection with energy, sustainability and ESG-related programs and initiatives with respect to the Partnership;

(xiii) Costs of offering Units (including expenses associated with updating the offering materials, expenses associated with printing such materials, expenses associated with subscriptions and repurchases, and travel expenses relating to the ongoing offering of Units);

(xiv) Costs related to the organization or maintenance of any entity used to directly or indirectly acquire, hold or dispose of any one or more Investment(s) or otherwise facilitating VistaOne’s investment activities, including without limitation any travel and accommodation expenses related to such entity and the salary and benefits of any personnel (including personnel of the Manager or its affiliates) reasonably necessary and/or advisable for the maintenance and operation of such entity, or other overhead expenses in connection therewith;

(xv) Costs associated with auditing, research, reporting, printing, publishing and technology, including, without limitation, news and quotation equipment and services, preparation of any periodic reports and related statements of VistaOne (including notices, communications, financial statements and tax returns including any tax returns or filings required to be made by VistaOne in any jurisdictions in which any Limited Partners are resident or established) in respect of VistaOne and its activities;

(xvi) Costs associated with responding to information requests from Limited Partners and other persons;

(xvii) Costs relating to the maintenance of any website, data room or communication medium used in relation to the Partnership (including for the hosting of constitutional documents or any other documents to be communicated to investors, prospective investors or third parties), expenses and any placement fees payable to a placement agent or financial intermediary in respect of the subscription by Partners admitted through a placement agent or financial intermediary (to the extent such fees or expenses are not borne by such Partners directly);

(xviii) organizational, offering and operating expenses of the Partnership, the General Partner, the Ultimate General Partner, the Feeder Funds, the Intermediate Entities, the Lower Funds and/or any Parallel Funds to the extent not paid by the General Partner, the Ultimate General Partner, the Feeder Funds, the Intermediate Entities, the Lower Funds and/or any Parallel Funds or their partners, as applicable (including legal, accounting, printing, mailing, subscription, processing and filing fees and expenses, due diligence expenses of participating placement agents or financial intermediaries supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of each entity (including, as applicable, transfer agent, administrator and depository fees, fees to attend retail seminars sponsored by participating broker-dealers and reimbursements for customary travel, lodging, entertainment and meals)); provided, that any such expenses (including, without limitation, any Fund Expenses) may be apportioned to, and borne solely by, the investors participating in such Partnership, the Feeder Funds, the Intermediate Entities, the Lower Funds and/or any Parallel Funds, as applicable, or be allocated among the Partnership, General Partner, Ultimate General Partner, the Feeder Funds, the Intermediate Entities, the Lower Funds and/or any Parallel Funds as determined by the General Partner in its sole discretion; and

(xix) Costs attributable to amendments to, and waivers, consents or approvals pursuant to, the constituent documents of VistaOne, including those as the General Partner considers to be necessary or desirable to comply with applicable regulatory provisions, including the preparation, distribution and implementation thereof.

(b) Fund Expenses relating to Investments shall generally be allocated among VistaOne and other Vista Entities (including Companion Funds) pro rata based upon their relative investment size in the Investment (and in good faith in the case of Broken Deal Expenses and related expenses for unconsummated transactions based on their relative expected investment sizes thereof). The General Partner hereby agrees that it shall use commercially reasonable efforts to cause any of the Partnership’s third-party co-investors that have agreed in writing to participate in a potential Investment alongside the Partnership to bear their pro rata share of any Broken Deal Expenses. Fund Expenses may be paid out of any funds of the Partnership (or any Feeder Funds, Intermediate Entities, Lower Funds and/or Parallel Funds) in the General Partner’s sole discretion. If the Partnership (or any Feeder Funds, Intermediate Entities, Lower Funds and/or Parallel Funds) invests alongside or in another Vista Entity, any expenses that are payable in accordance with the governing terms of such Vista Entity shall be deemed payable by the Partnership (or any Feeder Funds, Intermediate Entities, Lower Funds and/or Parallel Funds) pursuant to Section 4.1(a) (with respect to the Partnership’s (and/or any Feeder Funds’, Intermediate Entities’, Lower Funds’ or Parallel Funds’) allocable portion of such expenses). The General Partner also may cause the Partnership (and/or any Feeder Funds, Intermediate Entities, Lower Funds and/or Parallel Funds) to borrow funds to pay Fund Expenses pursuant to Section 4.1(b).

(c) Any amounts paid by VistaOne for or resulting from any instrument or other arrangement designed to hedge or reduce one or more risks associated with an Investment shall be considered a Fund Expense relating to such Investment.

SECTION 6.4. Certain Expenses. Notwithstanding anything herein to the contrary, the General Partner shall, to the extent applicable and in the General Partner’s sole discretion, specially allocate to a Feeder Fund (including any Feeder Fund Investor) any Fund Expenses and any other expenses, obligations, indemnities or liabilities, contingent or otherwise, of the Partnership relating to such Feeder Fund, as the case may be, it being understood that any such expenses, obligations, indemnities or liabilities relating to a Feeder Fund shall be borne indirectly solely by the Feeder Fund Investor (pro rata based on such Feeder Fund Investor’s interest in such Feeder Fund) and that the obligations of the other Limited Partners hereunder in respect of such obligations, indemnities or liabilities shall not in any way be increased as a result thereof. The General Partner may, to the extent applicable, hold all or any portion of any Subscription made by a Feeder Fund pursuant to the preceding sentence in reserve and apply such amounts any time to satisfy any such expenses, obligations, indemnities or liabilities, contingent or otherwise, relating to such Feeder Fund.

ARTICLE VII

BOOKS AND RECORDS AND REPORTS TO PARTNERS

SECTION 7.1. Books and Records.

(a) The General Partner shall keep or cause to be kept complete and appropriate records and books of account. Except as otherwise expressly provided herein, the books and records of the Partnership shall be maintained in accordance with U.S. generally accepted accounting principles, consistently applied, and shall be maintained for at least five years following the termination of the Partnership. The books and records shall be maintained or caused to be maintained at the principal office of the Partnership.

(b) Except as set forth specifically in this Article VII and to the fullest extent permitted by § 17-305 of the Act, no Limited Partner shall have the right to obtain any other information about the business or financial condition of the Partnership, about any other Limited Partner or former Limited Partner or about the affairs of the Partnership. No act of the Partnership, the General Partner, the Manager or any other Person that results in a Limited Partner being furnished any such information shall confer on such Limited Partner or any other Limited Partner the right in the future to receive such or similar information or constitute a waiver of, or limitation on, the Partnership’s ability to enforce the limitations set forth in the first sentence of this Section 7.1(b).

SECTION 7.2. Federal, State, Local and Non-United States Income Tax Information. The General Partner shall prepare and send, or cause to be prepared and sent, to each Person who was a Partner at any time during a Fiscal Year copies of such information as may be required for U.S. federal, state, local and non-United States income tax reporting purposes, including copies of Schedule K-1 or any successor schedule or form, for such Person. The General Partner will use reasonable efforts to cause the Partnership to provide to each of the Limited Partners United States Internal Revenue Service Schedules K-1 (Form 1065) and K-3 (Form 1065) in relation to Partnership for each taxable year on or before March 31st of the succeeding taxable year.

SECTION 7.3. Reports to Partners.

(a) Within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Partnership (subject to reasonable delays in the event of the late receipt of any necessary financial information from any Portfolio Company as permitted under applicable law), the General Partner shall make available to each Person who was a Partner during such period a quarterly report and unaudited financial statements of the Partnership (which may be prepared on a combined basis with respect to the Partnership and/or any Feeder Funds, Intermediate Entities, Lower Funds and/or Parallel Funds and their respective alternative vehicles). The filing of a Form 10-Q with the Securities and Exchange Commission that is made available on the Partnership’s website will be deemed to satisfy this obligation.

(b) Within one hundred twenty (120) days (subject to reasonable delays in the event of the late receipt of any necessary financial information from any Portfolio Company) after the end of each Fiscal Year of the Partnership, the General Partner shall make available to each Person who was a Partner during such Fiscal Year an annual report and audited financial statements for the Partnership (which may be prepared on a combined basis with respect to the Partnership and any Feeder Funds, Intermediate Entities, Lower Funds and/or Parallel Funds and their respective alternative vehicles) prepared in accordance with U.S. generally accepted accounting principles. The filing of a Form 10-K with the Securities and Exchange Commission that is made available on the Partnership’s website will be deemed to satisfy this obligation.

SECTION 7.4. Partnership Informational Meetings. The General Partner may hold, from time to time, general informational meetings with the Limited Partners, which may be telephonic.

ARTICLE VIII

TRANSFERS, WITHDRAWALS AND DEFAULT

SECTION 8.1. Transfer of the General Partner.

(a) Voluntary Transfer. Without the consent of the Independent Directors, the General Partner shall not have the right to assign, pledge or otherwise transfer its General Partnership Interest; provided, that without the consent of the Limited Partners or the Independent Directors, the General Partner may, at the General Partner’s expense, (i) be reconstituted as or converted into a corporation, partnership or other form of entity (any such reconstituted or converted entity being deemed to be the General Partner for all purposes hereof) by merger, consolidation, conversion or otherwise, or (ii) transfer to one of its Affiliates the General Partnership Interest (in whole or part) or any similar interest of a successor entity to the Partnership. In the event of an assignment or other transfer of all of the General Partnership Interest, its assignee or transferee shall be substituted in its place as general partner of the Partnership and immediately thereafter the General Partner shall withdraw as a general partner of the Partnership. The provisions of this Section 8.1 shall not prevent the General Partner from assigning by way of security or otherwise pledging or granting security over its rights under this Agreement pursuant to the terms of Section 4.1(b) or otherwise as permitted by this Agreement.

SECTION 8.2. Assignments/Substitutions by Limited Partners.

(a) A Limited Partner may not directly or indirectly sell, exchange, assign, mortgage, hypothecate, pledge or otherwise transfer its Units (or any interest therein) in whole or in part to any Person (an “Assignee”) unless:

(i) such assignment or transfer would not violate the Securities Act or any state securities or “Blue Sky” laws applicable to the Partnership or the Units to be assigned or transferred;

(ii) the transferee meets the investor eligibility requirements established by the Partnership from time to time as set forth under the terms of the Subscription Agreement;

(iii) such assignment or transfer would not cause the Partnership to lose its status as a partnership for U.S. federal income tax purposes or cause the Partnership to become required to register under the 1940 Act;

(iv) such assignment or transfer would not otherwise cause the Partnership to violate any applicable law, regulation, court order or judicial decree;

(v) such assignment or transfer would not cause (y) all or any portion of the assets of the Partnership to constitute “plan assets” for purposes of Title I of ERISA, Section 4975 of the Code or any applicable Similar Law of any existing or prospective Limited Partner, and (z) the General Partner (or other Persons responsible for the operation of the Partnership and/or investment of the Partnership’s assets) to become a fiduciary with respect to any existing or prospective Limited Partner, pursuant to ERISA, any applicable Other Plan Law or otherwise; and

(vi) such assignment or transfer would not cause or be likely to cause (in the General Partner’s sole discretion) the Partnership to be treated as a “publicly traded partnership” taxed as a corporation within the meaning of Section 7704 of the Code and the regulations promulgated thereunder.

To transfer its Units, a Limited Partner shall provide 60 calendar days’ notice to the General Partner, or such reasonably shorter period as agreed to by the General Partner (such period, the “Notice Period”), and submit an executed form to the transfer agent, which form shall be provided by the transfer agent upon request. Such transfer will be recorded on the books and records of the Partnership and be effective as of the first calendar day of the quarter immediately following the end of the Notice Period. Each transferor agrees that it will pay all reasonable costs and expenses incurred by the Partnership and the General Partner in connection with such transfer, including, without limitation, attorneys’ and accountants’ fees incurred by the Partnership and any transfer, stamp, documentary or other similar taxes in connection with a transfer of Units by such transferor, including in connection with any in-house legal, administrative, accounting, finance, tax, compliance or other similar services provided by the Partnership, General Partner, Manager or their respective Affiliates related to such transfer. Such expenses shall be due and payable on the day the transferee is admitted to the Partnership as a substitute Limited Partner.

Unless approved by the General Partner in its sole discretion (including but not limited to where the transfer has been requested due to death, divorce, dissolution, bankruptcy, insolvency or adjudicated incompetence of the Unitholder), (i) no requests for partial transfers of Units will be accepted unless the value of the Units being transferred equals to or exceeds $10,000 at the time of such request and (ii) all transfers of Units will only be made into Units of the same class held by the transferring Unitholder.

(b) No assignment, transfer or substitution shall be recognized if the General Partner believes that such assignment, transfer or substitution would cause the Partnership to be treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code and the regulations promulgated thereunder.

(c) As a condition to the General Partner’s ability to reject a transfer where there would be a “substantial built in loss” within the meaning of Section 743(d) of the Code immediately after such transfer, as determined by the General Partner in its sole discretion, the General Partner may require the transferring Limited Partner to provide any information reasonably necessary for any required adjustment to the basis of Partnership property under Section 743 of the Code (it being understood that the assignee and assignor shall be responsible for the costs and other expenses associated with such required basis adjustment as reasonably determined by the General Partner).

(d) The General Partner and/or its Affiliates may acquire Units of a transferring Limited Partner as a transferee.

(e) Any attempted assignment or substitution not made in accordance with this Section 8.2 shall be deemed cancelled.

SECTION 8.3. Further Actions. The General Partner may cause this Agreement to be amended to reflect as appropriate the occurrence of any of the transactions referred to in this Article VIII.

SECTION 8.4. Withdrawals Generally. Except as expressly provided in this Agreement or otherwise agreed to by the General Partner, no Partner shall have the right to withdraw from the Partnership or to withdraw any part of its Capital Account.

SECTION 8.5. Required Withdrawals.

(a) A Limited Partner may be required to withdraw from the Partnership in whole or in part if in the reasonable judgment of the General Partner: (i) (a) all or any portion of the assets of the Partnership may be characterized as assets of a Plan for purposes of the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, or pursuant to any applicable Similar Law, whether or not such Limited Partner is subject to ERISA, the Code or any Similar Law without such withdrawal or (b) the General Partner (or other Persons responsible for the operation of the Partnership and/or investment of the Partnership’s assets) may be considered a fiduciary with respect to any Limited Partner, for purposes of the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA, Section 4975 of the Code or any applicable Other Plan Law; (ii) the Partnership or any Partner is reasonably likely to be subject to any requirement to register under the 1940 Act or any other securities laws of any jurisdiction; (iii) a significant delay, extraordinary expense or material adverse effect on the Partnership or any of its Affiliates, any Partners, any Portfolio Company, Investment or any prospective investment is likely to result; provided, that any such Limited Partner shall remain liable to the Partnership to the extent of any breach of a representation or covenant made by such Limited Partner to the Partnership or the General Partner arising out of or relating to such withdrawal; (iv) in the General Partner’s sole and absolute discretion, a violation of or non-compliance with any law, rule or regulation (which may include any anti-money laundering or anti-terrorist financing laws, rules, regulations, directives or special measures) applicable to the Partnership (including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, the U.S. International Money Laundering Abatement and the Anti-Terrorist Financing Act of 2001 and FATCA) or any material adverse effect on the Partnership or any Partner is likely to result from such Limited Partner’s continued interest in the Partnership; (v) the Units have vested in any Person by operation of law as a result of the death, divorce, dissolution, termination, bankruptcy, insolvency or adjudicated incompetence of the Limited Partner; (vi) continued ownership of the Units by a Limited Partner may be harmful or injurious to the business or reputation of the Partnership, the General Partner, the Manager, Vista or any of their Affiliates, or may subject the Partnership or any Limited Partner to an undue risk of adverse tax or other fiscal or regulatory consequences; (vii) any of the representations and warranties made by a Limited Partner or other Person in connection with the acquisition of Units was not true when made or has ceased to be true; or (viii) it would be in the interest of the Partnership for the Partnership to repurchase the Units.

(b) Withdrawals pursuant to this Section 8.5 will be effected by the Partnership’s purchase of such Limited Partner’s Units (or a portion thereof, as applicable) at the NAV of such Units at the time of withdrawal. No consent of, or execution of any document by, such Limited Partner shall be needed to effect the purchase of the Units pursuant to this Section 8.5.

(c) Unless the General Partner determines otherwise in its sole discretion, the effective date of any withdrawal pursuant to this Section 8.5 shall be the last day of the month in which notice of such withdrawal was given pursuant to this Section 8.5.

(d) In the General Partner’s sole and absolute discretion, there may be circumstances in which the Partnership is legally or operationally unable to repurchase or redeem a Limited Partner’s Units, including, without limitation, if such Limited Partner or any of its beneficial owners becomes, or is discovered to have been, a Sanctions Subject, or becomes operationally based, organized, or domiciled in a jurisdiction subject to comprehensive sanctions, or a Sanctioned Persons Event occurs with respect to such Limited Partner. The Partnership reserves the right to suspend or delay the repurchase or withdrawal of such Limited Partner’s interests indefinitely, or take any other action required to comply with applicable laws and regulations.

SECTION 8.6. Repurchase of Units. Notwithstanding Section 8.4, the General Partner may cause the Partnership to establish, from time to time, a program or programs, including the Repurchase Program for Investor Units and Class E Units and the repurchase arrangement for Class V Units, as described in the Memorandum, by which the Partnership voluntarily offers to repurchase Units from Partners from time to time, including pursuant to tender offers in accordance with the requirements of Rule 13e-4 under the 1934 Act or pursuant to applicable law, guidance or relief from the staff of the SEC; provided, that such repurchases do not impair the capital or operations of the Partnership or cause the Partnership to become subject to tax as a corporation.

ARTICLE IX

DURATION AND TERMINATION OF THE PARTNERSHIP

SECTION 9.1. Duration.

(a) The Partnership shall continue until it is dissolved upon (i) a determination made by the General Partner at any time in its sole discretion that the dissolution and winding up of the Partnership is in the best interests of the Partnership, (ii) a GP Event of Withdrawal, (iii) the termination, dissolution or withdrawal of the General Partner, (iv) the failure of the General Partner, the Ultimate General Partner or the Manager to cure a Cause Event within the time period specified in clause (b), together with the consent of 75% in Interest to dissolve the Partnership, or (v) the entry of a decree of dissolution of the Partnership pursuant to Section 18-802 of the Act.

(b) The General Partner, the Ultimate General Partner or the Manager shall be deemed to have cured any findings of a Cause Event if it terminates or causes the termination of employment with the General Partner, the Manager and their respective Affiliates of all individuals who engaged in the conduct constituting such a Cause Event and makes the Partnership whole for any financial loss that such conduct has caused the Partnership. Any such cure of a Cause Event under this Section 9.1(b) must occur within 30 days after the determination that such a Cause Event has been communicated to Limited Partners by the General Partner.

SECTION 9.2. Termination. Upon dissolution of the Partnership, the Partnership shall be wound up and liquidated. The General Partner shall make distributions out of Partnership assets in the following manner and order:

(a) first, to the satisfaction of any expenses advanced by the Manager to the Fund, including the Expense Support (as defined in the Investment Management Agreement), that have not otherwise been reimbursed;

(b) second, to the satisfaction of the expenses of the winding-up, liquidation and dissolution of the Partnership and all creditors of the Partnership as required by the Act, other than Partners, either by the payment thereof or the making of reasonable provision therefor;

(c) third, to establish reserves, in amounts established by the General Partner or such liquidator, to meet other liabilities of the Partnership (including the Management Fee, the Performance Participation Allocation and the Servicing Fee); and

(d) fourth, to pay, in accordance with the terms agreed among them and otherwise on a pro rata basis, all creditors of the Partnership that are Partners, either by the payment thereof or the making of reasonable provision therefor.

The remaining proceeds, if any, plus any remaining assets of the Partnership, shall be applied and distributed pro rata based on the aggregate NAV of Units held by each Partner by the end of the Fiscal Year during which the liquidation occurs or, if later, within 90 calendar days after the date of such liquidation. For purposes of the application of this Section 9.2 and determining Capital Accounts on liquidation, all unrealized gains, losses and accrued income and deductions of the Partnership shall be treated as realized and recognized immediately before the date of distribution.

ARTICLE X

CAPITAL ACCOUNTS AND ALLOCATIONS OF PROFITS AND LOSSES

SECTION 10.1. Capital Accounts.

(a) A separate capital account (the “Capital Account”) shall be established and maintained for each Partner in accordance with the principles and requirements set forth in Section 704(b) of the Code and the Treasury Regulations. The Capital Account of each Partner shall be credited with such Partner’s Subscription to the Partnership, as well as any concurrent or subsequent contributions to capital, all Profits allocated to such Partner pursuant to Section 10.2 and any items of income or gain which are specially allocated pursuant to Section 10.3 or otherwise pursuant to this Agreement; and shall be debited with all “Losses” allocated to such Partner pursuant to Section 10.2, any items of loss or deduction of the Partnership specially allocated to such Partner pursuant to Section 10.3 or otherwise pursuant to this Agreement, and all cash and the Carrying Value of any property (net of liabilities assumed by such Partner and the liabilities to which such property is subject) distributed by the Partnership to such Partner. To the extent not provided for in the preceding sentence, the Capital Accounts of the Partners shall be adjusted and maintained in accordance with the rules of Treasury Regulations Section 1.704-1(b)(2)(iv), as the same may be amended or revised. Any references in any section of this Agreement to the Capital Account of a Partner shall be deemed to refer to such Capital Account as the same may be credited or debited from time to time as set forth above. In the event of any transfer of any interest in the Partnership in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest. In furtherance of the foregoing and in accordance with Treasury Regulation §1.1061-3(c)(3)(ii)(B), the Partnership shall, (i) calculate separate allocations attributable to (A) the Performance Participation Allocation and any other distribution entitlements that are not commensurate with capital contributed to the Partnership, and (B) any distribution entitlements of the Partners that are commensurate with capital contributed to the Partnership (in each case, within the meaning of Treasury Regulation Section 1.1061-3(c)(3)(ii)(B) and as reasonably determined by the General Partner), and (ii) consistently reflect each such allocation in its books and records. In the event of any transfer of any Unit in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to transferred Units.

(b) No Partner shall be required to pay to the Partnership or to any other Partner the amount of any negative balance which may exist from time to time in such Partner’s Capital Account.

SECTION 10.2. Allocations of Profits and Losses. Except as otherwise provided in this Agreement, Profits, Losses and, to the extent necessary, individual items of income, gain, loss or deduction of the Partnership shall be allocated among the Partners in a manner such that, after giving effect to the special allocations set forth in Sections 10.3(d), (e), (f), (g), or elsewhere expressly provided for in this Agreement or the Investment Management Agreement, the Capital Account of each Partner, immediately after making such allocation, is, as nearly as possible, equal (proportionately) to (i) the distributions that would be made to such Partner pursuant to this Agreement if the Partnership were dissolved, its affairs wound up and its assets sold for cash equal to their Carrying Value, all Partnership liabilities were satisfied (limited with respect to each nonrecourse liability to the Carrying Value of the assets securing such liability), and the net assets of the Partnership were distributed in accordance with this Agreement to the Partners immediately after making such allocation, minus (ii) such Partner’s share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain, computed immediately prior to the hypothetical sale of assets. Notwithstanding the foregoing, the General Partner may make such allocations as it deems reasonably necessary to give economic effect to the provisions of this Agreement, taking into account such facts and circumstances as it deems reasonably necessary for this purpose.

SECTION 10.3. Special Allocation Provisions. Notwithstanding any other provision in this Article X:

(a) Minimum Gain Chargeback. If there is a net decrease in Partnership Minimum Gain or Partner Nonrecourse Debt Minimum Gain (determined in accordance with the principles of Treasury Regulations Sections 1.704-2(d) and 1.704-2(i)) during any partnership taxable year, the Partners shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to their respective shares of such net decrease during such year, determined pursuant to Treasury Regulations Sections 1.704-2(g) and 1.704-2(i)(5). The items to be so allocated shall be determined in accordance with Treasury Regulations Section 1.704-2(f). This Section 10.3(a) is intended to comply with the minimum gain chargeback requirements in such Treasury Regulations Sections and shall be interpreted consistently therewith; including that no chargeback shall be required to the extent of the exceptions provided in Treasury Regulations Sections 1.704-2(f) and 1.704-2(i)(4).

(b) Qualified Income Offset. In the event any Limited Partner unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be specially allocated to such Limited Partner in an amount and manner sufficient to eliminate the deficit balance in its Capital Account created by such adjustments, allocations or distributions as promptly as possible; provided, that an allocation pursuant to this Section 10.3(b) shall be made only to the extent that a Partner would have a deficit balance in its Adjusted Capital Account Balance in excess of such sum after all other allocations provided for in this Article X have been tentatively made as if this Section 10.3(b) were not in this Agreement. This Section 10.3(b) is intended to comply with the “qualified income offset” requirement of the Code and shall be interpreted consistently therewith.

(c) Gross Income Allocation. In the event any Limited Partner has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of (i) the amount such Partner is obligated to restore, if any, pursuant to any provision of this Agreement, and (ii) the amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Limited Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 10.3(c) shall be made only if and to the extent that a Limited Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article X have been tentatively made as if Section 10.3(b) and this Section 10.3(c) were not in this Agreement.

(d) General Partner Expenses. To the extent, if any, that General Partner Expenses and any items of loss, expense or deduction resulting therefrom are deemed to constitute items of Partnership loss or deduction rather than items of loss, or deduction of the General Partner, such General Partner Expenses and other items of loss, expense or deduction shall be allocated 100% to the General Partner and the General Partner’s Capital Account shall be credited with the same amount.

(e) Payee Allocation. In the event any payment to any Person that is treated by the Partnership as the payment of an expense is recharacterized by a taxing authority as a Partnership distribution to the payee as a partner, such payee shall be specially allocated an amount of Partnership gross income and gain as quickly as possible equal to the amount of the distribution.

(f) Nonrecourse Deductions. Nonrecourse Deductions shall be allocated pro rata based on the number of Units held by each Partner.

(g) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any taxable period shall be allocated to the Partner who bears the economic risk of loss with respect to the liability to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i).

(h) Special Allocations. Any special allocations of income, gain, loss, deduction or credit pursuant to Section 10.3(b) or (c) hereof shall be taken into account in computing subsequent allocations pursuant to this Article X, so that the net amount of any items so allocated and all other items allocated to each Partner shall, to the extent possible, be equal to the net amount that would have been allocated to each Partner if such allocations pursuant to Sections 10.3(b) or (c) had not occurred.

SECTION 10.4. Tax Allocations. For income tax purposes only, each item of income, gain, loss and deduction of the Partnership shall be allocated among the Partners in the same manner as the corresponding items of Profits and Losses and specially allocated items are allocated for Capital Account purposes; provided, that in the case of any Partnership asset the Carrying Value of which differs from its adjusted tax basis for U.S. federal income tax purposes, income, gain, loss and deduction with respect to such asset shall be allocated solely for income tax purposes in accordance with the principles of Sections 704(b) and (c) of the Code (in any manner determined by the General Partner) so as to take account of the difference between Carrying Value and adjusted basis of such asset. Notwithstanding the foregoing, the General Partner may make such allocations as it deems reasonably necessary to give economic effect to the provisions of this Agreement, taking into account such facts and circumstances as it deems reasonably necessary for this purpose. The General Partner shall determine all matters concerning allocations for tax purposes not expressly provided for herein in its sole discretion. To the extent there is an adjustment by a taxing authority to any item of income, gain, loss, deduction or credit of the Partnership (or an adjustment to any Partner’s distributive share thereof), the General Partner may reallocate the adjusted items among each Partner or former Partner (as determined by the General Partner) in accordance with the final resolution of such audit adjustment. In the event that the Partnership’s Units are repurchased pursuant to Sections 8.5 or 8.6 of this Agreement. The General Partner may elect to allocate specifically for U.S. federal income tax purposes profits or losses (or items of income, gain, and loss, including items taxable at ordinary income rates and short- and long-term capital gains and losses) to any Limited Partner whose Units are partially of fully repurchased (including a Limited Partner whose Units are only partially repurchased) to the extent that the amount of the Partner’s tax basis attributable to such repurchased Units is greater or less than the amount the Partner received on repurchase.

SECTION 10.5. Other Allocation Provisions. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such regulations. Sections 10.2 to 10.5 may be amended at any time by the General Partner if necessary, to maintain substantial economic effect in accordance with such regulations or to ensure that allocations are in accordance with the Partners’ interests in the Partnership, in each case as reasonably determined by the General Partner and so long as any such amendment does not materially change the relative economic interests of the Partners.

SECTION 10.6. Tax Advances. To the extent the General Partner reasonably determines that the Partnership (or any entity in which the Partnership holds an interest) is or may be required by law to withhold or to make tax payments (including interest and penalties thereon) on behalf of or with respect to any Partner or as a result of a Partner’s participation in the Partnership or as a result of a Partner’s failure to provide requested tax information, including any withholding taxes or any amounts imposed pursuant to FATCA, Section 6225 or Section 1446(f) of the Code (it being understood, however, that the General Partner may rely upon and shall have no duty to independently verify any information provided to it by taxing authorities for the purpose of determining any such tax payments or withholdings hereunder) (“Tax Advances”), the General Partner may withhold or escrow such amounts or make such tax payments as so required. All Tax Advances attributable to a Partner shall, at the option of the General Partner, (i) be promptly paid to the Partnership by the Partner on whose behalf such Tax Advances were made or whose participation resulted in such Tax Advances (as relevant) or (ii) be repaid by reducing the amount of the current or next succeeding distribution or distributions which would otherwise have been made to such Partner or, if such distributions are not sufficient for that purpose, by so reducing the proceeds of liquidation of the Partnership otherwise payable to such Partner. Whenever the General Partner selects the option set forth in clause (ii) of the immediately preceding sentence for repayment of a Tax Advance by a Partner, for all other purposes of this Agreement such Partner shall be treated as having received all distributions unreduced by the amount of such Tax Advance. Each Partner hereby agrees to indemnify and hold harmless the Partnership, the General Partner, their Affiliates and their respective members, officers, directors, employees, agents, stockholders or partners, from and against any liability (including, without limitation, any liability for taxes, penalties, additions to tax or interest) with respect to income attributable to or distributions or other payments to such Partner, any Tax Advances required on behalf of or with respect to such Partner or as a result of such Partner’s failure to provide any tax information reasonably requested by the General Partner, although the foregoing in no way limits the provisions of Section 4.2(a). In the event the Partnership is liquidated and a liability or claim is asserted against, or an expense is borne by, the General Partner, any of their Affiliates or any of their respective members, officers, directors, employees, agents, stockholders or partners for Tax Advances made or required to be made, such parties shall have the right to be reimbursed from the Limited Partner on whose behalf or as a result of whom such Tax Advance was made. The obligations of a Partner set forth in this Section 10.6 shall survive the withdrawal of any Partner from the Partnership, any transfer of a Partner’s Units or the liquidation or dissolution of the Partnership.

SECTION 10.7. Tax Filings. Each Limited Partner shall provide such cooperation and assistance, including but not limited to executing and filing forms or other statements, as is reasonably requested by the General Partner to enable the Partnership or any entity in which the Partnership owns a direct or indirect interest to satisfy any applicable tax reporting or compliance requirements or to qualify for an exception from or reduced rate of tax or other tax benefit or be relieved of liability for any tax.

SECTION 10.8. Tax Considerations. The General Partner will use reasonable best efforts to cause the Partnership to structure its direct and indirect investments in jurisdictions outside of the United States and to conduct the operations of the Partnership so as to avoid any Limited Partner (i) having a “permanent establishment” (or other taxable nexus) in any non-U.S. jurisdiction which causes the Limited Partner to become subject to tax in any non-U.S. jurisdiction in respect of income not derived from the Partnership, or to become subject to tax in any non-U.S. jurisdiction on a net income basis in respect of income derived from the Partnership, or (ii) being required, in its own capacity, to file any tax returns in any non-U.S. jurisdiction (other than any such filings required to obtain refunds of amounts withheld or to avoid withholding), in each case solely as a result of the Limited Partner having invested in the Partnership.

ARTICLE XI

MISCELLANEOUS

SECTION 11.1. Waiver of Partition and Accounting. Except as may be otherwise required by law in connection with the winding-up, liquidation and dissolution of the Partnership, each Partner hereby irrevocably waives any and all rights that it may have to maintain an action for an accounting or for partition of any of the Partnership’s property.

SECTION 11.2. CFIUS

(a) The General Partner, on behalf and in the name of the Partnership, is hereby authorized to take such actions as the General Partner, in its sole discretion, deems necessary to comply with the DPA or any CFIUS directive or order, or any foreign equivalent thereof.

(b) Notwithstanding anything to the contrary in this Agreement, and except as the General Partner shall, in its sole discretion, otherwise determine, each Foreign Person Limited Partner (including any of its Affiliates) acknowledges and agrees that neither it nor its representative or designee (as applicable) shall:

(i) have the authority to approve, disapprove or otherwise control any decision of the General Partner to make an Investment or any decision of the General Partner regarding the management or disposition of a Portfolio Company;

(ii) by virtue of being a Limited Partner, have the right to communicate with the Partnership, any Portfolio Company, or management thereof regarding the day-to-day operations of a Portfolio Company’s business or to receive any information from or about a Portfolio Company that the General Partner, in its sole discretion, determines to be material non-public technical information (which shall not include information about the financial performance of the Portfolio Company);

(iii) by virtue of being a Limited Partner, have the right to become actively involved, directly or indirectly, in the management of any Portfolio Company, including participation as a board member or observer; or

(iv) by virtue of being a Limited Partner, have the right to become involved with or engage in any substantive decision-making of the Portfolio Company.

(c) Each Limited Partner which is not a Foreign Person Limited Partner acknowledges and agrees that it shall not accept any investment or engage in any activity that would cause it to become a Foreign Person Limited Partner without providing advance written notice to the General Partner.

(d) Each Limited Partner acknowledges and agrees that it shall cooperate, to the maximum extent permitted by applicable law, with requests for information from the General Partner made for the purpose of determining compliance with this Section 11.2 or with the DPA, or any foreign equivalent thereof, and that such requests may include requests for additional information about that Limited Partners (and its Affiliates’) ownership, holdings, and investments in Portfolio Companies and/or potential portfolio companies, in each case as determined by the General Partner in good faith to be necessary to ensure compliance with applicable law and regulation.

(e) Each Limited Partner acknowledges and agrees that it shall, to the maximum extent permitted by applicable law, (1) cooperate with the General Partner with respect to any reporting or disclosure requirements imposed upon the Partnership under the DPA or requested by CFIUS, or any foreign equivalent thereof, (2) cooperate with the Partnership in any action as the General Partner deems necessary in the General Partner’s sole discretion to comply with the DPA or any CFIUS directive or order, or any foreign equivalent thereof, and (3) use reasonable best efforts to provide relevant information requested by CFIUS or other U.S. government authorities, or any foreign equivalent thereof, on behalf of and on matters related to CFIUS, or any foreign equivalent thereof. In the case of a request by a U.S. or foreign government authority, in a Limited Partner’s sole discretion, it may choose to provide the requested information directly and confidentially to the relevant government authority in lieu of providing such information to the Partnership or the General Partner; provided, that such Limited Partner shall promptly notify the General Partner of such determination.

(f) Neither the provisions of this Section 11.2 nor any other provision of this Agreement shall be construed as imposing an obligation on the General Partner to ensure that the Investments will not constitute Covered Transactions or that the Partnership will not be considered a Foreign Person.

SECTION 11.3. Amendments; Certain Consents.

(a) Except as required by law, this Agreement may be amended, modified or supplemented, and any provision herein may be waived, by the written consent of the General Partner (including an amendment in the form of a merger, consolidation, conversion or similar transaction into a successor entity to the Partnership); provided, that any amendment, modification or supplement that is viewed by the General Partner in its discretion as a whole together with all such amendments, modifications or supplements, as having a material adverse effect on the Limited Partners in the aggregate will require the approval of the Independent Directors.

(b) Notwithstanding the foregoing, this Agreement may be amended by the General Partner without the consent of any Limited Partners, the Board of Directors or the Independent Directors (i) to address changes in tax, regulatory or other similar legislation, including changes in tax laws relating to “carried interest,” which adversely affect the U.S. federal, state or local tax treatment of the Performance Participation Allocation distributions to the General Partner or its direct or indirect owners and which would not add to the obligations (including any tax liabilities) of any Limited Partner or otherwise alter any of the rights (including entitlements to distributions or any other economic rights) of such Limited Partner and (ii) to structure or restructure the Units (including, without limitation, by merger, consolidation, conversion or a similar transaction) as a separate “series” of partnership interests of the Partnership pursuant to Section 17-218 of the Act.

(c) Alternatively, in the case of any consent sought by the General Partner under this Agreement (including, without limitation, with respect to any proposed amendment of this Agreement or any anticipated “assignment” (within the meaning of the Advisers Act) by the General Partner of its Units or by the Manager of the Investment Management Agreement), the

General Partner may also determine that the consent of any percentage in Units of the Limited Partners may also be given and/or obtained as follows:

(i) At least 45 days prior to the proposed effective date of such consent, the General Partner shall give written notice to each Limited Partner of such matter and shall request such Limited Partner to indicate in writing whether or not it consents thereto. If any Limited Partner has not indicated in writing within 30 days (or such longer period as the General Partner may specify in its sole discretion) after such notice whether or not it consents to such matter, the General Partner shall promptly provide a second notice to such Limited Partner of such matter and shall again request such Limited Partner to indicate in writing whether or not it consents thereto and shall prominently state in such second notice that if the Limited Partner does not indicate in writing within 14 days (or such longer period as the General Partner may specify in its sole discretion) after such second notice (the end of such fourteenth (14) day or longer period after such notice, the “Notice Date”) whether or not it consents to such matter, such Limited Partner shall be deemed to have consented to such amendment. Any Limited Partner that does not indicate whether or not it consents to such matter by the Notice Date shall be deemed to have consented to such matter. At any time on or prior to the Notice Date, a Limited Partner may indicate that it does or does not consent to such matter, but after the Notice Date any indication by a Limited Partner that it does not consent to such matter shall not be effective for purposes of the foregoing.

(ii) The consent of a particular percentage of NAV represented by Units of the Limited Partners with respect to such matter shall have been received if at any time prior to the Notice Date Limited Partners representing such percentage in Units of the Limited Partners have affirmatively consented to such matter or if as of the Notice Date Limited Partners representing such percentage in Units of the Limited Partners have either affirmatively consented to such matter or are deemed to have consented to such matter as provided above.

(d) The General Partner shall have the right to amend this Agreement without the approval of any other Partner to the extent the General Partner reasonably determines, based upon written advice of outside tax counsel to the Partnership, that the amendment is necessary to provide assurance that the Partnership will not be treated as a “publicly traded partnership” taxed as a corporation under Section 7704 of the Code and the regulations promulgated thereunder.

(e) The General Partner shall have the right, on or before the effective date of final regulations, to amend, as determined by the General Partner in good faith, this Agreement to provide for the election of a safe harbor under United States Treasury Regulations Section 1.83-3(l) (or any similar provision) under which the fair market value of any Units that are transferred in connection with the performance of services is treated as being equal to the liquidation value of that interest, an agreement by the Partnership and all of its Partners to comply with the requirements set forth in such regulations and IRS Notice 2005-43 (and any other guidance provided by the IRS with respect to such election) with respect to all Units transferred in connection with the performance of services while the election remains effective, and any other amendments reasonably related thereto or reasonably required in connection therewith; provided, that if such amendment, in the General Partner’s reasonable opinion, would be materially adverse to the economic interests of the Limited Partners, such amendment will require the consent of each Partner materially adversely affected thereby.

(f) Upon obtaining such approvals required by this Agreement and without any further action or execution by any other Person, including any Limited Partner, (i) any amendment, restatement, modification or waiver of this Agreement shall be implemented and reflected in a writing executed solely by the General Partner which shall be provided to the Limited Partners pursuant to Section 11.6 herein and (ii) the Limited Partners, and any other party to this Agreement, shall be deemed a party to and bound such amendment, restatement, modification or waiver of this Agreement.

SECTION 11.4. Entire Agreement. Unless otherwise agreed by the General Partner in writing, this Agreement and the other agreements referred to herein constitute the entire agreement among the Partners and between the Partners and the Initial Limited Partner with respect to the subject matter hereof and supersede any prior agreement or understanding among or between them with respect to such subject matter. The representations and warranties of the Limited Partners in, and the other provisions of, the Subscription Agreements shall survive the execution and delivery of this Agreement.

SECTION 11.5. Severability. Each provision of this Agreement shall be considered severable and if for any reason any provision which is not essential to the effectuation of the basic purposes of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable and contrary to the Act or existing or future applicable law, such invalidity shall not impair the operation of or affect those provisions of this Agreement which are valid. In that case, this Agreement shall be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of any applicable law, and in the event such term or provision cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable provisions.

SECTION 11.6. Notices.

(a) Any notice to any Limited Partner shall be at the address or electronic mail address of such Partner set forth in such Limited Partner’s Subscription Agreement or such other mailing address or electronic mail address of which such Limited Partner shall advise the General Partner or transfer agent in writing. Any notice to the Partnership or the General Partner shall be sent to the sources listed in the Memorandum or as directed on the Partnership’s website or other investor resources. The General Partner may at any time change the location to which notices to the Partnership or the General Partner shall be directed. Notice of any such change shall be given to the Partners on or before the date of any such change.

(b) Subject to applicable laws, any notices, reports or communications that may or are required to be given hereunder (and/or by or pursuant to applicable law) shall be deemed to have been duly given if (i) personally delivered or delivered by facsimile, when received, (ii) sent by United States Post Office’s Express Mail or by another recognized overnight courier service on the second following Business Day (or third following Business Day if mailed outside the United States), (iii) delivered by e-mail, when received, (iv) posted on a password protected website maintained by the Partnership or its Affiliates and for which any Limited Partner has received confirmation of such posting and access instructions by electronic mail, when such confirmation is sent, or (v) filed with the Securities and Exchange Commission that is made available on the Partnership’s website.

SECTION 11.7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and, in particular, the provisions of the Act, shall govern the validity of this Agreement, the construction of its terms and interpretation of the rights and duties of the parties.

SECTION 11.8. Jurisdiction; Venue; Trial by Jury.

(a) Any action or proceeding against the parties relating in any way to this Agreement shall be brought and enforced in the courts of the State of Delaware, to the extent subject matter jurisdiction exists therefor, of the United States for the District of Delaware, and the parties irrevocably submit to the jurisdiction of both such courts in respect of any such action or proceeding. The parties irrevocably waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue of any such action or proceeding in the courts of the State of Delaware or the United States District Court for the District of Delaware and any claim that any such action or proceeding brought in any such court has been brought in any inconvenient forum.

(b) Each Partner and the Partnership waives, and covenants that such Partner and the Partnership shall not assert (whether as plaintiff, defendant or otherwise), any right to trial by jury in any forum in respect of any issue, claim or proceeding arising out of this Agreement or the subject matter hereof or in any way connected with the dealings of any Partner or the Partnership or any of its Affiliates in connection with any representation, warranty, covenant or agreement contained in this Agreement or any transaction contemplated by this Agreement, in each case whether now existing or hereafter arising and whether in contract, tort or otherwise. The Partnership or any Partner may file an original counterpart or a copy of this Section 11.8(b) with any court in any jurisdiction as written evidence of the consent of the Partners to the waiver of their respective rights to trial by jury.

SECTION 11.9. Successors and Assigns. Except with respect to the rights of an Indemnified Party hereunder, none of the provisions of this Agreement shall be for the benefit of or enforceable by the creditors of the Partnership. This Agreement shall be binding upon and inure to the benefit of the Partners, the Initial Limited Partner and their legal representatives, heirs, successors and permitted assigns.

SECTION 11.10. No Waiver. No failure on the part of the General Partner to exercise, and no delay on its part in exercising, any right or remedy under this Agreement shall operate as a waiver of such right or remedy, nor shall any single or partial exercise of any right or remedy under this Agreement preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies provided by law.

SECTION 11.11. Counterparts and Execution. This Agreement (or any agreement, document or notice required or permitted by this Agreement, or any amendment to this Agreement) and any additional information incidental thereto may be presented, delivered executed and/or maintained in as many counterparts as necessary or convenient, including both counterparts that are executed on paper and counterparts that are electronic records and executed electronically, and each executed counterpart shall be deemed an original. All such counterparts shall constitute one and the same document. For the avoidance of doubt, a Person’s execution and delivery of this Agreement (or any agreement, document or notice required or permitted by this Agreement, or any amendment to this Agreement) by electronic signature and/or electronic transmission shall constitute the execution and delivery of a counterpart of the executed document by or on behalf of such Person and shall bind such Person to its terms. The authorization under this paragraph may include, without limitation, a manually signed paper document which has been converted into electronic form (such as scanned into PDF format or transmitted via facsimile), or an electronically signed document converted into another format, for transmission, delivery and/or retention. Any Person executing and delivering this Agreement or any document electronically further agrees to take any and all reasonable additional actions, if any, evidencing its intent to be bound by the terms of this Agreement or other such document, as may be reasonably requested by the General Partner.

SECTION 11.12. Headings, Internal References. When a reference is made in this Agreement to Sections, such reference shall be to a Section to this Agreement unless otherwise indicated. The table of contents, index of defined terms and headings contained in this Agreement are for convenience and reference purposes only and shall not be deemed to alter or affect in any way the meaning or interpretation of any provisions of this Agreement. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

SECTION 11.13. Interpretation; Compliance with Laws.

(a) Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine or the neuter gender shall include the masculine, the feminine and the neuter. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”

(b) Whenever in this Agreement a Person is permitted or required to make a decision (i) in its “sole discretion,” “sole and absolute discretion” or “discretion” or under a grant of similar authority or latitude, the Person shall be entitled to consider any interests and factors as it desires, including its own interests, or (ii) in its “good faith” or under another express standard, the Person shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein or by relevant provisions of law or in equity or otherwise, and, in connection with the foregoing, the term “good faith” shall have the meaning ascribed to such term under Delaware contract law. In no way does this Section 11.13(b) eliminate or modify the General Partner’s implied contractual covenant of good faith and fair dealing.

SECTION 11.14. Partnership Tax Treatment. The Partners intend for the Partnership to be treated as a partnership for U.S. federal income tax purposes and no election to the contrary shall be made unless the General Partner in its sole discretion determines that other treatment or election is in the best interests of the Partnership.

SECTION 11.15. Confidentiality.

(a) Except as otherwise required by law, including, without limitation, any public disclosure law relating to governmental entities, each Limited Partner will maintain the confidentiality of information which is Non-Public Information received by such Limited Partner pursuant to this Agreement in accordance with such procedures as it applies generally to information of this kind, and shall use such Non-Public Information solely in connection with monitoring such Limited Partner’s investment in the Partnership or otherwise with respect to their Units and agrees in that regard not to trade in securities on the basis of any such information. All communications between the General Partner or the Manager, on the one hand, and any Limited Partner, on the other, shall be presumed to include confidential, proprietary, trade secret and other sensitive information; provided, that the foregoing shall not limit the ability of any Limited Partner to furnish any such information to (i) its Affiliates or advisors or (ii) examiners, auditors, inspectors, attorneys, or persons with similar responsibilities or duties of a nationally recognized industry self-regulatory association, federal or state regulatory body or federal, state or local taxation authority; provided, further, that such Limited Partner shall be liable to the Partnership and the General Partner for any such Affiliate’s or advisor’s failure to comply with the foregoing (unless such Limited Partner receives a written undertaking from such Affiliate or advisor to maintain the confidentiality of such information). The Partners hereby acknowledge that pursuant to § 17-305(f) of the Act the rights of a Limited Partner to obtain information from the Partnership shall be limited to only those rights expressly provided for in this Agreement, and that any other rights provided under § 17-305(a) of the Act shall not be available to the Limited Partners or applicable to the Partnership.

(b) Notwithstanding anything in this Agreement to the contrary, to comply with Treasury Regulations Section 1.6011-4(b)(3), each Limited Partner (and any employee, representative or other agent of such Limited Partner) may disclose to any and all Persons, without limitation of any kind, the U.S. federal tax treatment and tax structure of the Partnership or any transactions contemplated by the Partnership, it being understood and agreed, for this purpose (i) the name of, or any other identifying information regarding, (A) the Partnership or any existing or future investor (or any Affiliate thereof) in the Partnership, or (B) any investment or transaction entered into by the Partnership, (ii) any performance information relating to the Partnership or its Investments or (iii) any performance or other information relating to other investments sponsored by the General Partner, the Manager or their Affiliates, does not constitute such tax treatment or structure information.

(c) Additionally, consistent with 17 U.S. CFR § 240.21F-17 and notwithstanding anything to the contrary, nothing in this Agreement and/or any other agreement regarding any Limited Partner’s Interest in the Partnership prohibits or restricts any individual from reporting possible violations of federal, state or local law or regulation to any governmental agency or regulatory authority (including but not limited to the U.S. Securities and Exchange Commission) and/or cooperating or communicating with any such governmental agency or regulatory authority in connection with any such possible violation, in each case as is consistent with applicable law, to the extent such activity is protected under the whistleblower provisions of federal, state or local law, and without any prior notice to or authorization from the General Partner.

(d) In order to preserve the confidentiality of certain information disseminated by the General Partner or the Partnership under this Agreement that a Limited Partner is entitled to receive pursuant to the provisions of this Agreement, including, but not limited to, quarterly, annual and other reports (other than the IRS Forms 1065, Schedule K-1s), and information provided at the Partnership’s informational meetings, the General Partner may (i) provide to such Limited Partner access to such information only on the Partnership’s website in password protected, non-downloadable, non-printable format, (ii) to the maximum extent permitted by law, require such Limited Partner to return any copies of information provided to it by the General Partner or the Partnership and/or (iii) redact or otherwise omit any Portfolio Company specific information included in any such reports or materials if the General Partner determines that providing such information would be contrary to the best interests of the Partnership or any Portfolio Company or prospective portfolio company.

(e) Any obligation of a Limited Partner pursuant to this Section 11.15 may be waived by the General Partner in its sole discretion.

SECTION 11.16. Compliance with Anti-Money Laundering Requirements. Notwithstanding any other provision of this Agreement to the contrary, the General Partner or its designees (including administrator, transfer agent or counsel), in its own name and on behalf of the Partnership, shall be authorized without the consent of any Person, including any other Partner, to take such action (including requiring any Limited Partner to provide it with information) as it determines in its sole discretion to be necessary or advisable to comply with any anti-money laundering or anti-terrorism financing laws, rules, regulations, directives or special measures, including the actions contemplated by the Subscription Agreements.

* * *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

GENERAL PARTNER:

VISTAONE GP, L.P.

By:	VistaOne GP Management, LLC, its general partner

By:	/s/ Lauren Dillard
Name: Lauren Dillard
Title: Authorized Signatory

[Signature Page to VistaOne, L.P. Second A&R LPA]

Appendix A

FORM OF INVESTMENT MANAGEMENT AGREEMENT

This INVESTMENT MANAGEMENT AGREEMENT (this “Agreement”) is made as of [ ], by and between VistaOne, L.P., a Delaware limited partnership (the “Partnership”), and VEPF Management, L.P., a Delaware limited partnership (the “Manager”).

WHEREAS, the Partnership desires that the Manager originate and recommend investment opportunities to the Partnership, monitor and evaluate Investments as requested by the General Partner, and the Manager desires to render such services to the Partnership in consideration of a management fee and other compensation as hereinafter specified; and

WHEREAS, the engagement of the Manager by the Partnership is authorized by the Amended and Restated Limited Partnership Agreement of the Partnership (as amended and/or restated from time to time, the “Partnership Agreement”).

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the parties agree as follows:

1. Defined Terms.

The defined terms used in this Agreement shall, unless the context otherwise requires, have the meanings specified in this Section 1 or, if not so specified, shall have the meanings specified in Article I of the Partnership Agreement.

“Anchor Units” shall mean each of Class A-S Units, Class A-B Units, Class A-D Units and Class A-I Units.

“Director Fee” shall have the meaning specified in Section 3(c) hereof.

“Initial Offering” shall mean the day on which the Partnership first accepts third-party investors and begins investment operations.

“Management Fee” shall have the meaning specified in Section 3(a) hereof.

“Other Fees” shall have the meaning specified in Section 3(c) hereof.

“Reduction Amount” shall have the meaning specified in Section 3(c) hereof.

2. Provision of Services by the Manager.

(a) The Manager shall originate and recommend to the Partnership investment opportunities consistent with the purposes of the Partnership, monitor and evaluate Investments and provide such other services related thereto as the Partnership may reasonably request.

(b) Services to be rendered by the Manager in connection with the Partnership’s investment program shall include:

(i) analysis and investigation of potential Portfolio Companies, including their products, services, markets, management, financial situation, competitive position, market ranking and prospects for future performance and analyzing other Investments, including investments in other funds or vehicles acquired in primary or secondary transactions;

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(ii) analysis and investigation of potential dispositions of Investments, including identification of potential acquirers and evaluation of offers made by such potential acquirers;

(iii) structuring of acquisitions of Investments, including through any Intermediate Entity or Lower Fund;

(iv) identification of bank and institutional sources of financing, arrangement of appropriate introductions and marketing of financing proposals;

(v) supervision of the preparation and review of all documents required in connection with the acquisition, disposition or financing of each Investment;

(vi) monitoring the performance of Portfolio Companies and, where appropriate, providing advice to the management of the Portfolio Companies during the life of an Investment;

(vii) arranging and coordinating the services of other professionals and consultants, including Vista Persons; and

(viii) providing the Partnership with such other services as the General Partner may, from time to time, appoint the Manager to be responsible for and perform.

(c) Notwithstanding the services provided by the Manager, the Manager shall not be authorized to manage the affairs of, act in the name of, or bind the Partnership. The management, policies and operations of the Partnership shall be the responsibility of the General Partner acting pursuant to and in accordance with the Partnership Agreement, and all decisions relating to Partnership matters, including, without limitation, the acquisition, management and disposition of Investments, shall be made by the General Partner acting pursuant to and in accordance with the Partnership Agreement.

(d) The General Partner, on behalf of the Partnership, shall appoint the Manager to be responsible for and perform all functions as, in the General Partner’s reasonable discretion, constitute such functions or responsibilities (if any) as the General Partner determines are appropriate to be carried out by the Manager, in each case, in substitution for, and to the exclusion of, the General Partner. The General Partner will monitor the Manager’s performance of such functions. In addition to the services of its own staff, the Manager shall arrange for and coordinate the services of other professionals and consultants. For the avoidance of doubt, the Manager shall be permitted to engage one or more Affiliates to serve as a sub-manager.

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3. Management Fee, Other Fees and Director Fees.

(a) Pursuant to Section 6.2 of the Partnership Agreement, the Partnership (directly or indirectly through an Intermediate Entity or Lower Fund) shall pay to the Manager a management fee with respect to each Limited Partner (the “Management Fee”), calculated in the manner set forth below. The Partnership shall make any payments due hereunder to the Manager or to the Manager’s designee as the Manager may otherwise direct, including any sub-manager.

(b) The Management Fee shall be calculated and paid monthly by the Partnership (directly or indirectly through an Intermediate Entity or Lower Fund) in arrears with respect to each calendar month commencing with the Initial Offering in an amount equal to equal to (i) 1.25% per annum of the month-end NAV attributable to the Investor Units other than the Class R Units and (ii) 1% per annum of the month-end NAV attributable to the Class R Units, each before giving effect to any accruals for the Management Fee, the Performance Participation Allocation, the Servicing Fee, Unit repurchases for that month, any distributions and without taking into account any taxes (whether paid, payable, accrued or otherwise) of any Intermediate Entity or Lower Fund through which the Partnership indirectly invests in a Portfolio Company, as determined in the good faith judgment of the General Partner; provided, that with respect to Anchor Units, the Management Fee shall be waived for the first six months beginning with the Initial Offering and shall be equal to 0.75% per annum of the month-end NAV attributable to the Anchor Units for a period of 30-months thereafter. The Partnership, any Feeder Fund and/or Parallel Fund will each be obligated to pay (without duplication) its proportional share of the Management Fee based on its proportional interest in the Intermediate Entities and Lower Funds. The Manager may elect to receive the Management Fee in cash, Units of the Partnership and/or shares, units or interests (as applicable) of Lower Funds (which may, for the avoidance of doubt, be paid or allocated directly by a Lower Fund). If the Management Fee is paid in Units, such Units may be repurchased by the Partnership at NAV per Unit at the Manager’s request pursuant to a separate repurchase arrangement and will not be subject to the Repurchase Program.

(c) Any fees (other than the Management Fee and the Servicing Fee) earned by the Manager and/or its Affiliates from or with respect to VistaOne’s investment activities and/or Portfolio Companies, including but not limited to (i) break-up fees or similar fees in connection with unconsummated transactions (which does not include amounts received with respect to group purchasing, healthcare brokerage, insurance and other similar services to the portfolio companies), closing fees, monitoring fees or other similar fees from portfolio companies in connection with the acquisition, ownership, control and exit of Portfolio Companies (“Other Fees”), (ii) cash and non-cash directors’ fees, including warrants, options, derivatives and other rights in respect of securities owned by the Partnership (“Director Fees”) and (iii) fees charged by affiliated service providers for VistaOne (or its Portfolio Companies or entities through which VistaOne makes acquisitions of Portfolio Companies) shall be paid directly to the Manager or its Affiliates and VistaOne recognizes and consents that the Manager and its Affiliates may receive such fees and the Management Fee shall not be affected thereby except as expressly set forth in the last sentence of this Section 3(c); provided, that such fees and any Reduction Amount (as defined below) shall generally be allocated among the Partnership, Feeder Funds, any Parallel Funds, Intermediate Entities, Lower Funds, other Vista Entities, or other Persons pro rata as determined in the good faith discretion of the Manager and its affiliates. However, the Management Fee paid by each Limited Partner (indirectly through the Partnership) (in addition

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to any Management Fee reduction pursuant to Section 4.1(a)(i) of the Partnership Agreement) shall be reduced (but not below zero) by an amount (the “Reduction Amount”) equal to (i) 100% of the Partnership’s share of any Other Fees received by the Manager or its Affiliates connection with the Partnership’s Investments and (ii) 100% of the Partnership’s share of all Director Fees received by the Manager and its Affiliates in such fiscal year; provided that the Reduction Amount shall be decreased by Fund Expenses and the Partnership’s share (pro rata with any parallel vehicles) of Broken Deal Expenses that the General Partner or its affiliates had elected to bear. In no event will Other Fees or Director Fees include any stock options or other compensation granted or paid by Portfolio Companies to employees of Vista who serve in a bona fide, non-director management capacity at any such Portfolio Company.

(d) Such Other Fees shall be net of, to the extent not reimbursed or paid as provided herein, reasonable out-of-pocket expenses incurred by the Manager or its Affiliates (and not otherwise reimbursed) in connection with the transaction out of which such fees arose. Subject to the foregoing, the Reduction Amounts in respect of fees received by the Manager and its Affiliates in any month shall be based upon the aggregate of fees received by the Manager and its Affiliates. The Reduction Amounts for each month shall be applied to reduce the Management Fee payable at the beginning of the immediately succeeding month (but not to an amount below zero).

(e) The Manager and its Affiliates may receive fees of the type described in this Section 3 from companies other than VistaOne’s Portfolio Companies and their Affiliates and those involved in VistaOne’s unconsummated transactions, including in connection with a joint venture in which VistaOne participates or otherwise with respect to assets or other interests retained by a seller or other commercial counterparty of VistaOne and/or as otherwise described in the Memorandum. The Manager and its Affiliates shall have no obligation to reduce the Management Fee in respect of such fees or share such fees in any way with VistaOne or the Limited Partners.

(f) The Management Fee for the first calendar month and the last calendar month of VistaOne shall each be prorated for the number of days in such period.

4. Expense Support.

Pursuant to an expense support agreement between the Partnership and the Manager (as amended from time to time) (the “Expense Support Agreement”), the Manager shall advance all or a portion of the Fund Expenses (as defined in the private placement memorandum of the Partnership, as may be amended, modified, supplemented and/or restated from time to time, which includes, inter alia, the Organizational, Offering and Operating Expenses) to be borne by the Fund and the appropriately apportioned expenses relating to the Feeder Funds, the Intermediate Entities, the Lower Funds and any Parallel Fund to the extent not paid by such Feeder Fund, Intermediate Entity, Lower Fund, or any such Parallel Fund (such Fund Expenses, the “Expense Support”) through the first anniversary of the Initial Offering, which may be renewed for additional periods (which, for the avoidance of doubt, may be non-consecutive and for a period of time to be determined by the Manager) pursuant to the terms of the Expense Support Agreement.

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5. Exculpation and Indemnification.

The parties hereto acknowledge that the Manager and its officers, directors, members, partners, employees, agents, stockholders and Affiliates are beneficiaries of and shall be bound by and deemed subject to the exculpation and indemnification provisions of Section 4.3 of the Partnership Agreement.

6. Term.

The term of this Agreement shall be the same as the term of the Partnership Agreement as set forth in Section 9.1 thereof. This Agreement shall be terminated upon the earliest to occur of (a) the decision of the Partnership in the sole discretion of the General Partner upon sixty (60) days’ notice to so terminate, (b) the bankruptcy of the Manager, and (c) the termination of the Partnership.

7. Miscellaneous.

(a) This Agreement may be amended, modified or supplemented at any time and from time to time by an instrument in writing signed by each party hereto, or their respective successors or assigns (including, without limitation, amendments to conform to successor entities and applicable regulatory requirements), or otherwise as provided herein, and any provision herein may be waived, by the written consent of the General Partner; provided, that any amendment, modification or supplement that, in the General Partner’s discretion, viewed as a whole together with all such amendments, modifications or supplements, would have a material adverse effect on the Limited Partners in the aggregate will require the prior approval of the Independent Directors.

(b) Any notice shall be deemed to have been duly given if (i) personally delivered, when received, (ii) sent by United States Express Mail or recognized overnight courier on the second following Business Day (or third following Business Day if mailed outside the United States), (iii) delivered by electronic mail, when received, or (iv) posted on a password protected website maintained by the Partnership or its Affiliates and for which any Limited Partner has received access instructions by electronic mail, when posted.

(c) This Agreement shall bind any successors or assigns of the parties hereto as herein provided.

(d) This Agreement (or any agreement, document or notice required or permitted by this Agreement, or any amendment to this Agreement) and any additional information incidental thereto may be presented, delivered executed and/or maintained in as many counterparts as necessary or convenient, including both counterparts that are executed on paper and counterparts that are electronic records and executed electronically, and each executed counterpart shall be deemed an original. All such counterparts shall constitute one and the same document. For the avoidance of doubt, any party’s execution and delivery of this Agreement (or any agreement, document or notice required or permitted by this Agreement, or any amendment to this Agreement) by electronic signature and/or electronic transmission shall constitute the execution and delivery of a counterpart of the executed document by or on behalf of such party and shall bind such party to its terms. The authorization under this paragraph may include, without limitation, a manually signed paper document which has been converted into electronic form (such as scanned into PDF format or transmitted via facsimile), or an electronically signed document converted into another format, for transmission, delivery and/or retention.

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(e) This Agreement is intended to create, and creates, a contractual relationship for services to be rendered by the Manager acting in the ordinary course of its business as an independent contractor and is not intended to create, and does not create, a partnership, joint venture or any like relationship among the parties hereto (or any other parties). The provisions of this Agreement shall be construed in accordance with and governed by the laws of the State of New York.

(f) Without the consent of a majority of the Independent Directors (which, for the avoidance of doubt, would include all of the Independent Directors in the event there were two or fewer Independent Directors on the Board of Directors), the Manager shall not assign, sell or otherwise dispose of all or any part of its right, title and interest in and to this Agreement, except to an Affiliate thereof; provided, that nothing in this Agreement shall preclude changes in the general partner of the limited partnership which is the Manager so long as Vista and its Affiliates control such limited partnership; provided, further, that such limited partnership may be reconstituted from the limited partnership form to the limited liability company form, the general partnership form or to the corporate form or vice versa or any other form of entity so long as Vista and its Affiliates control such reconstituted entity; provided, further, that, for the avoidance of doubt, the Manager may make a collateral assignment of all or any portion of its rights to receive Management Fees to secure indebtedness incurred by the Manager and/or its Affiliates so long as the secured party shall not have any right to become the Manager hereunder or exercise or perform any of the Manager’s responsibilities hereunder (other than to enforce the rights of the Manager with respect to the payment of the Management Fees).

(g) No failure on the part of either party to exercise, and no delay on its part in exercising, any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy under this Agreement preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

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APP-A-6

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representatives thereunto duly authorized effective as of the day and year first above written.

VISTAONE, L.P.

By: VistaOne GP, L.P., its general partner

By: VistaOne GP Management, LLC, its general partner

By:
Name: Lauren Dillard
Title: Authorized Signatory

VEPF MANAGEMENT, L.P.

By: VEP Group, LLC, its general partner

By:
Name: Robert F. Smith
Title: Managing Member

[Signature Page to VistaOne, L.P. Investment Management Agreement]